PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 1996)
                                   $15,936,400
                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                                   FARMER MAC
               GUARANTEED AGRICULTURAL MORTGAGE-BACKED SECURITIES

The Guaranteed Agricultural Mortgage-Backed Securities offered hereby (the "AMBS" or "Certificates") evidence beneficial ownership interests in a trust fund (the "Trust Fund") consisting primarily of four Pools (each, a "Pool") of fixed-rate agricultural real estate mortgage loans ("Qualified Loans") having the characteristics set forth in ANNEX I hereto. As described herein, timely payment of interest on and principal of the Certificates is guaranteed by the Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States ("Farmer Mac"), pursuant to Title VIII of the Farm Credit Act of 1971, as amended. See "FARMER MAC GUARANTEE" herein. (Continued on next page)
                            ------------------------

THE OBLIGATIONS OF FARMER MAC UNDER ITS GUARANTEE ARE OBLIGATIONS SOLELY OF FARMER MAC AND ARE NOT OBLIGATIONS OF, AND ARE NOT GUARANTEED BY, THE FARM CREDIT ADMINISTRATION, THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES (OTHER THAN FARMER MAC), AND ARE NOT BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

Prospective investors in the Certificates should consider the factors discussed under "Risk Factors" in this Prospectus Supplement on Page S-7 and in the Prospectus on Page 13.

------------------------------------------------------------------------------------------------------------------------------------
                         Original Principal     CUSIP      Pass-Through      Payment     First Distribution      Final Distribution
Class Designation (1)        Amount(2)          Number        Rate          Frequency            Date                 Date (4)
------------------------------------------------------------------------------------------------------------------------------------
Pool AA1003                 $3,881,700        31316AAC5       (3)            Annual        January 25, 1997       January 25, 2012
Pool AS1004                  6,002,400        31316EAD5       (3)          Semi-annual     January 25, 1997       January 25, 2012
Pool CA1002                  1,170,000        31316QAB2       (3)            Annual        January 25, 1997       January 25, 2002
Pool CS1002                  4,882,300        31316RAB0       (3)          Semi-annual     January 25, 1997       January 25, 2002
------------------------------------------------------------------------------------------------------------------------------------

(1) Each Class of Certificates will separately evidence the Pool of Qualified Loans having the corresponding alpha-numerical designation. As described herein, each Class of Certificates will be entitled to all payments of interest and principal on the Qualified Loans included in the related Pool.
(2)  Approximate, subject to a permitted  variance as  described  herein.
(3) On each applicable Distribution Date, the Pass-Through Rate for each Class of Certificates will be a rate per annum equal to the weighted average of the Net Mortgage Rates (as defined herein) for the Qualified Loans in the related Pool. It is expected that the Pass-Through Rates per annum for the initial Interest Accrual Periods for each Class of Certificates will be approximately as follows: Class AA1003, 8.016%; Class AS1004, 7.857%; Class CA1002, 7.547%; and
Class CS1002, 7.229%. See "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Interest" herein.
(4) The Final Distribution Date for each Class of Certificates has been set to coincide with the latest maturing Qualified Loan in the related Pool.

   The Certificates will be purchased from Farmer Mac Mortgage Securities Corporation (the "Depositor") by Bear, Stearns & Co. Inc. (the "Underwriter") and are being offered by the Underwriter from time to time in negotiated transactions, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Certificates will be approximately 100.63% of the aggregate initial Certificate Balances, plus accrued interest thereon from the Cut-off Date, before deducting expenses payable by the Depositor. See "METHOD OF DISTRIBUTION" herein.

   The Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that the Certificates will be available through the book-entry system of the Federal Reserve Banks on or about November 26, 1996 (the "Closing Date").
                            -------------------------

                            BEAR, STEARNS & CO. INC.

          The date of this Prospectus Supplement is November 21, 1996.

         Each Class of Certificates will relate to a separate Pool. Interest will accrue on each Class of Certificates at the respective rate per annum (each, a "Pass-Through Rate") described herein and will be distributable on each Distribution Date for such Class, commencing on the date specified on the cover hereof. On each applicable Distribution Date, the amount of interest distributable on each Certificate will equal interest accrued for the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Balance thereof immediately prior to such Distribution Date.

         Principal in respect of each Pool will be distributable to the related Class of Certificates on each Distribution Date for such Class to the extent and in the manner described herein.

         The yield to maturity on the Certificates of each Class will be affected by the rate and timing of principal payments (including voluntary prepayments and prepayments resulting from Liquidated Qualified Loans (as defined herein)) on the Qualified Loans in the related Pool, which may be prepaid under the circumstances described herein. Investors in the Certificates offered hereby should consider, in the case of any Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Qualified Loans could result in actual yields that are lower than anticipated yields and, in the case of any Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the related Qualified Loans could result in actual yields that are lower than anticipated yields.

         The Certificates offered hereby constitute Guaranteed Agricultural Mortgage-Backed Securities offered from time to time pursuant to a Prospectus dated June 26, 1996 of which this Prospectus Supplement is a part. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                           ---------------------------

         There is currently no secondary market for the Certificates of any Class. The Underwriter intends to make a market in the Certificates but is not obligated to do so. There can be no assurance that any such market for the Certificates will develop or, if developed, will continue or will provide investors with sufficient liquidity of investment.

                           ---------------------------

         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                SUMMARY OF TERMS

         The  following  summary is  qualified  in its  entirety by the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus.


Securities Offered .................   Guaranteed  Agricultural  Mortgage-Backed
                                       Securities (the "Certificates").

                                       The  Certificates  will be issued in four
                                       Classes,  each having a Class designation
                                       corresponding  to one of the  four  Pools
                                       identified on the cover page hereof. Each
                                       Class  of  Certificates  will  separately
                                       evidence    the    right    to    receive
                                       distributions alpha-numerical designation and will be issued in an original Class Certificate Balance equal to the original principal amount of such Pool set forth on the cover hereof. The initial Class Certificate Balance of each Class of Certificates is su "ANNEX I: DESCRIPTION OF THE QUALIFIED LOAN POOLS" for detailed information on the Qualified Loans in each Pool.

The Guarantor.....................     The   Federal    Agricultural    Mortgage
                                       Corporation ("Farmer Mac") is a federally
                                       chartered  instrumentality  of the United
                                       States  established  by Title VIII of the
                                       Farm Credit Act of 1971,  as amended (the
                                       "Farmer  Mac   Charter").   See  "FEDERAL
                                       AGRICULTURAL MORTGAGE CORPORATION" in the
                                       Prospectus.

The Depositor.......................   Farmer    Mac     Mortgage     Securities
                                       Corporation,  a Delaware  corporation and
                                       wholly  owned  subsidiary  of Farmer Mac,
                                       will act as depositor  (the  "Depositor")
                                       under  the  Trust  Agreement.   See  "THE
                                       DEPOSITOR" herein.

The Guarantee  .....................   As described  herein,  the timely payment
                                       to  Certificateholders of interest on and
                                       principal    (including    any    balloon
                                       payments)   of   the    Certificates   is
                                       guaranteed by Farmer Mac. See "FARMER MAC
                                       GUARANTEE" herein.

     Not an Obligation of
     the United States .............   Farmer Mac's obligations under the Farmer
                                       Mac Guarantee are not backed by the full faith and credit of the United States.

The Master Servicer ................   Farmer  Mac will act as  Master  Servicer
                                       (the "Master  Servicer") of the Qualified
                                       Loans.   The  Qualified   Loans  will  be
                                       directly     serviced    by     Equitable
                                       Agri-Business,     Inc.,    a    Delaware
                                       Corporation   (the  "Central   Servicer")
                                       which will act on behalf of Farmer Mac pursuant to a Servicing Contract (as supplemented) between such parties. See
                                       "DESCRIPTION OF THE AGREEMENTS" herein.

The Trustee.........................   First  Trust  National   Association,   a
                                       national banking association, will act as
                                       trustee  (the  "Trustee")  pursuant  to a
                                       Trust  Agreement  as  supplemented  by an
                                       Issue   Supplement   (collectively,   the
                                       "Trust

                                       Agreement"),  each among  Farmer  Mac,
                                       the Depositor and the Trustee.

Cut-off Date........................   November 1, 1996.

Closing Date........................   On or.about November 26, 1996.

Distribution Dates..................   Distributions    to    Holders   of   the
                                       Certificates  of each  Class will be made
                                       on  a  semi-annual  or  annual  basis  as
                                       specified  below,  on each  January 25 or
                                       July 25, as  applicable  (unless such day
                                       is not a  Business  Day,  whereupon  such
                                       distribution    will   on   the   initial
                                       Distribution  Date  for such  Class.  The
                                       Distribution Dates for each Class are set forth below:


                                                                  Commencing
                                       Class     Frequency            On
                                       -----     ---------      --------------
                                       AA1003    Annual         January 25, 1997
                                       AS1004    Semi-annual    January 25, 1997
                                       CA1002    Annual         January 25, 1997
                                       CS1002    Semi-annual    January 25, 1997




Distributions on the Certificates...   Interest.  Interest  will  accrue  on the
                                       Certificates   of  each   Class   at  the
                                       respective  Pass-Through  Rate  described
                                       herein   during  each  related   Interest
                                       Accrual   Period.   On  each   applicable
                                       Distribution   Date,   interest  will  be
                                       distributable    on   each    Class    of
                                       Certificates in an aggregate amount equal
                                       to the interest accrued at the applicable
                                       Pass-Through   Rate  during  the  related
                                       Interest  Accrual  Period  on  the  Class
                                       Certificate   Balance   of   such   Class
                                       immediately  prior  to such  Distribution
                                       Date  (as to  each  Class,  the  "Accrued
                                       Certificate Interest").  As to each Class
                                       and   related   Distribution   Date   the
                                       "Interest  Accrual  Period"  will  be the
                                       period from the first day of the month of
                                       the preceding  Distribution  Date (or, in
                                       the case of the first  Distribution  Date
                                       for each Class,  from the  Cut-off  Date)
                                       through   the  last  day  of  the   month
                                       preceding  Distribution  Date (or, in the
                                       case of the first  Distribution  Date for
                                       each  Class,   from  the  Cut-off   Date)
                                       through   the  last  day  of  the   month
                                       preceding   the  month  of  such  current
                                       Distribution  Date. See  "DESCRIPTION  OF
                                       THE    CERTIFICATES  --   Distributions--
                                       Interest" herein.

                                       Principal.  Principal  in respect of each
                                       Pool will be  distributed  to the related
                                       Class of  Certificates on each applicable
                                       Distribution  Date in an aggregate amount
                                       equal  to  the   Principal   Distribution
                                       Amount  for  such  Distribution  Date and
                                       Pool. T each applicable Distribution Date
                                       will  equal the sum of (i) the  principal
                                       portion   of   all   scheduled   payments
                                       (including  any balloon  payments) on the
                                       Qualified  Loans in such Pool due  during
                                       the  preceding  Due  Period  (as  defined
                                       herein),  (ii)_the  included in such Pool
                                       which   was   purchased   or   became   a
                                       Liquidated   Qualified  Loan  during  the
                                       preceding Due Period,  and (iii) all full
                                       or partial principal prepayments received
                                       during  the  preceding  Due  Period.  See
                                       "DESCRIPTION   OF  THE   CERTIFICATES  --
                                       Distributions -- Principal" herein.

                                       Yield Maintenance Charges. Each Qualified
                                       Loan  provides  for  the  payment  by the
                                       Borrower  of a Yield  Maintenance  Charge
                                       (as defined  herein) in  connection  with
                                       any prepayments, in whole or in part. The
                                       amount of any Yield Maintenance Charge in
                                       re  collected  by the  Central  Servicer,
                                       will be distributed to the Holders of the
                                       related  Class  of  Certificates  on each
                                       Distribution  Date in the  manner  and to
                                       the extent described  herein.  Farmer Mac
                                       will  not  guarantee  to  Holders  of the
                                       related Clas  Maintenance  Charge payable
                                       in connection with a principal prepayment
                                       on a Qualified Loan. See  "DESCRIPTION OF
                                       THE   CERTIFICATES  --  Distributions  --
                                       Yield Maintenance Charges" herein.

Record Date........................    The  Record  Date for  each  Distribution
                                       Date and  Class of  Certificates  will be
                                       the  close  of   business   on  the  last
                                       Business  Day  of the  month  immediately
                                       preceding   the   month  in  which   such
                                       Distribution Date occurs.

The Trust Fund.....................    The Trust Fund  corpus  consists  of: (i)
                                       four   separate   Pools   of   fixed-rate
                                       agricultural  real estate  mortgage loans
                                       (collectively,  the  "Qualified  Loans"),
                                       (ii) the Farmer Mac  Guarantee  and (iii)
                                       the  Collection  Account and  Certificate
                                       Account   (each   as   defined   in   the
                                       Prospectus).   See  "DESCRIPTION  OF  THE
                                       QUALIFIED LOANS" herein.

Optional Termination...............    On any Distribution Date for any Class of
                                       Certificates,    when    the    aggregate
                                       principal  balance of the Qualified Loans
                                       in  the  Trust  Fund  is  less  than  one
                                       percent  thereof as of the Cut-off  Date,
                                       the Master Servicer may purchase from the
                                       Trust Fund all remaining  Qualified Loans
                                       and therby effect an early  retirement of
                                       the  Certificates   outstanding  at  such
                                       time.    See    "DESCRIPTION    OF    THE
                                       CERTIFICATES  --  Optional   Termination"
                                       herein and in the Prospectus.

Certain Federal Income Tax
   Consequences....................    The  Trust  Fund  will  be  treated  as a
                                       grantor trust for federal income tax purposes and no election will be made to treat the Trust Fund as a real estate mortgage investment conduit for federal income tax purposes. See "CERTAIN FEDERAL
                                       INCOME TAX CONSEQUENCES" herein and in the Prospectus.

ERISA Considerations...............    The  acquisition  of a  Certificate  by a
                                       plan subject to the  Employee  Retirement
                                       Income  Security Act of 1974,  as amended
                                       ("ERISA"),  or any individual  retirement
                                       account ("IRA") or any other plan subject
                                       to  Code  Section  4975  could,  in  some
                                       instances,   result   in   a   prohibited
                                       transaction or other violations of the fiduciary responsibility provisions of
                                       ERISA and Code Section 4975. Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, and the availability of any exemptions thereunder prior to making an investment in the

                                       Certificates. See "ERISA CONSIDERATIONS" herein and in the Prospectus.

Legal Investment...................    The    Certificates    will    constitute
                                       securities  guaranteed  by Farmer Mac for
                                       purposes of the Farmer Mac  Charter  and,
                                       as  such,  will,  by  statute,  be  legal
                                       investments    for   certain   types   of
                                       institutional  investors  to  the  extent
                                       that those investors are authorized under
                                       any applicable law to purchase,  hold, or
                                       invest  in   obligations   issued  by  or
                                       guaranteed  as to principal  and interest
                                       by the  United  States  or any  agency or
                                       instrumentality  of  the  United  States.
                                       Investors whose  investment  authority is
                                       subject  to  legal  restrictions   should
                                       consult  their  own  legal   advisors  to
                                       determine whether and the extent to which Certificates constitute legal investments for them. See "LEGAL INVESTMENT" herein and in the Prospectus.

                                  RISK FACTORS


         Prospective investors in the Certificates should consider the following factors (together with the factors set forth in "RISK FACTORS" in the Prospectus) in connection with the purchase of such Certificates.

         Collection of Yield Maintenance Charges. Farmer Mac will not guarantee to Holders of the related Class of Certificates the collection of any yield maintenance charge ("Yield Maintenance Charge") payable in connection with a principal prepayment on a Qualified Loan. The amount of any Yield Maintenance Charge in respect of the related Qualified Loan, to the extent collected by the Central Servicer, will be distributed to Holders of the related Class of Certificates on the related Distribution Date in the manner and to the extent described herein.

         Under the Servicing Contract, the Central Servicer may not waive the collection of any Yield Maintenance Charge without the consent of Farmer Mac, as Master Servicer. It is Farmer Mac's policy generally not to consent to the waiver of the collection of a Yield Maintenance Charge unless the amount of such charge is unduly large relative to the unpaid principal balance of the related Qualified Loan. In such cases, and other circumstances that raise similar equitable concerns, Farmer Mac's policy is to require Central Servicers to attempt to collect a portion of such Yield Maintenance Charge in connection with any prepayment of principal; however, there may be situations in which Farmer Mac may consider it appropriate to waive any collection of a Yield Maintenance Charge. Generally, a principal prepayment resulting from the condemnation of, or casualty on, the related Mortgaged Property (as defined herein) will not be accompanied by a Yield Maintenance Charge. Because Farmer Mac does not guarantee the collection of such charges, the expected yield to investors in the Certificates may be sensitive to the extent such amounts are not collected. See "FARMER MAC GUARANTEE" herein.

         Relative Loan Sizes. As of the Cut-off Date, Pool AA1003, Pool CA1002 and Pool CS1002 each includes a single Qualified Loan which constitutes approximately 32%, 66% and 47% (by principal balance), respectively, of the aggregate principal balance of such Pool. As a result, principal payments (including voluntary prepayments and prepayments due to defaults, liquidations and Guarantee Payments) on such Qualified Loans will have a disproportionate effect on the Pass-Through Rates and yields of the related Classes of Certificates. To the extent any such Qualified Loan bears interest at a Net Mortgage Rate in excess of the then applicable Pass-Through Rate for such Pool, principal payments on such loan will subsequently result in a lower Pass-Through Rate for such Pool. See "ANNEX I: DESCRIPTION OF THE QUALIFIED LOAN POOLS" at the end of this Prospectus Supplement for detailed information regarding such high balance loans.

         Limited Number of Loans. As of the Cut-off Date, Pool AA1003, Pool AS1004, Pool CA1002 and Pool CS1002 include 7, 13, 2 and 7 Qualified Loans, respectively. As a result of the relatively low number of Qualified Loans in each such Pool, the payment experience of one or more Qualified Loans in each Pool may have a disproportionate effect on the Pass-Through Rates and yields of the related Classes of Certificates. Due to the relative lack of geographic diversity which results from the limited number of Qualified Loans in each Pool, a natural disaster or local economic conditions may adversely impact a significant number of Qualified Loans in a Pool. As a result, Holders may receive distributions of principal due to liquidation, condemnation or casualty of the related Mortgaged Property earlier than anticipated. Any such early receipt of principal may affect Holders' yields adversely. In particular, because Pool CA1002 includes only 2 Qualified Loans, the Pass-Through Rate and yield on the related Class of Certificates may be materially affected by any default or voluntary prepayment of either of such Qualified Loans. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

                       DESCRIPTION OF THE QUALIFIED LOANS


         The Trust Fund will consist primarily of approximately 29 Qualified Loans assigned to the Trust Fund by the Depositor. As described herein, the Qualified Loans will be divided into four separate Pools. For a more detailed description of certain characteristics of the Qualified Loans of each Pool, see "ANNEX I: DESCRIPTION OF THE QUALIFIED LOAN POOLS" at the end of this Prospectus Supplement. The aggregate outstanding principal balance of the Qualified Loans in the Trust Fund as of the Cut-off Date is $15,936,400 (subject to the permitted variance per Pool as described herein). Each Qualified Loan is secured by a first-lien on Agricultural Real Estate (the "Mortgaged Properties"). The principal amount of any Qualified Loan in any Pool does not exceed $2,300,000. "Agricultural Real Estate" is a parcel or parcels of land, which may be improved by buildings and machinery, fixtures and equipment or other structures permanently affixed to the parcel or parcels, that (a) are used for the production of one or more agricultural commodities and (b) consist of a minimum of five acres or are used in producing minimum annual receipts of $5,000.

         The Qualified Loans have original terms to maturity of either 5 or 15 years and current loan-to-value ratios of not more than 70%. All of the Qualified Loans meet Farmer Mac's Underwriting and Appraisal Standards (the "Underwriting Standards") with respect to newly originated loans. As used herein, a "current" loan-to-value ratio is based on an appraisal performed within one year prior to the acquisition of the related Qualified Loan by the Depositor. See "DESCRIPTION OF THE TRUST FUNDS -- Qualified Loans -- General" in the Prospectus.

         The description of the Qualified Loans and the related Mortgaged Properties is based upon each Pool as constituted at the close of business on the Cut-off Date, as adjusted for any scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Qualified Loans may be removed from a Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate, or as a result of prepayments in full. A limited number of other Qualified Loans may be added to any Pool prior to the issuance of the Certificates unless including such Qualified Loans would materially alter the characteristics of such Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of each Pool as it will be constituted at the time the Certificates are issued although the range of Mortgage Interest Rates and maturities and certain other characteristics of the Qualified Loans in such Pool may vary. Pursuant to the Sale Agreement, the Seller (as defined herein) has made certain representations and warranties with respect to the Qualified Loans and their origination in accordance with the Underwriting Standards. See "DESCRIPTION OF THE AGREEMENTS -- Representations and Warranties; Repurchases" in the Prospectus.

         As described herein, the composition of the Qualified Loans in the Trust Fund is subject to adjustment, with the amount of such variance restricted as stated herein. The information set forth as to the Qualified Loans will be revised to reflect such adjustments, if any, and included in a Form 8-K to be filed with the Commission within 15 days after the Closing Date and be available to Holders of Certificates promptly thereafter through the facilities of the Commission as described under "AVAILABLE INFORMATION" in the Prospectus.


                         DESCRIPTION OF THE CERTIFICATES

General

         The Certificates will be issued pursuant to a Trust Agreement dated as of June 1, 1996 as supplemented by an Issue Supplement dated as of November 1, 1996 (collectively, the "Trust Agreement"), each among Farmer Mac, the Depositor and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Trust Agreement and the Certificates. See "DESCRIPTION OF THE CERTIFICATES" and "DESCRIPTION OF THE AGREEMENTS" in the Prospectus. The Certificates are issued as a separate series under the Trust Agreement with a series designation corresponding to their date of issuance. The

Certificates will be issued in the aggregate original Certificate Balance specified on the cover page hereof and each Class of Certificates will be issued in an initial Class Certificate Balance corresponding to the original principal amount of the related Pool set forth on the cover. Each Class of Certificates is subject to a permitted variance of plus or minus 5%. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") consisting primarily of (i) four separate Pools described in ANNEX I hereto;
(ii) the Farmer Mac Guarantee; and (iii) the Collection Account and Certificate Account. Each Pool is evidenced by a single Class of Certificates bearing the same alpha-numerical designation as the underlying Pool. Distributions of interest and principal on each Class of Certificates will be calculated with reference to the Qualified Loans in the related Pool.

         Farmer Mac has established a six-digit alpha-numerical pool numbering system to identify certain characteristics of the Qualified Loans in each Pool and to facilitate Certificateholders' access to the factor and other loan information to be published periodically by Farmer Mac with respect to the Pools. The first three digits are "loan identifiers." The first digit is a letter that denotes the maximum original term to maturity of the Qualified Loans in the Pool. The second digit is a letter that denotes the scheduled payment frequency with respect to the Qualified Loans in the Pool. The third digit is a number that denotes the first month in a calendar year in which a Distribution Date for such Pool occurs. The last three digits sequentially designate Pools with the same three loan identifiers. The table below summarizes Farmer Mac's pool numbering system:

      1st Digit                   2nd Digit                  3rd Digit
      ---------                   ---------                  ---------
      A=15 year                   A=Annual                   1=January
      B=7 year                    S=Semi-annual              2=April
      C=5 year                    Q=Quarterly                3=July
                                                             4=October

Book-Entry Certificates

         The Certificates will be issued in book-entry form, and beneficial interests therein will be held by investors through the book-entry system of the Federal Reserve Banks (the "Fed book-entry system"), in minimum denominations in Certificate Balances of $1,000 and integral multiples of $1 in excess thereof.

         The Certificates will be maintained on the Fed book-entry system in a manner that permits separate trading and ownership. Each Class of Certificates has been assigned a CUSIP number and will be tradable separately under such CUSIP number. The CUSIP number for each Class is specified on the cover hereof.

         In accordance with the procedures established for the Fed book-entry system, the Federal Reserve Banks will maintain book-entry accounts with respect to the Certificates and make distributions on the Certificates on behalf of the Master Servicer on the applicable Distribution Dates by crediting Holders' accounts at the Federal Reserve Banks.

         Such entities whose names appear on the book-entry records of a Federal Reserve Bank as the entities for whose accounts such Certificates have been deposited are herein referred to as "Certificateholders" or "Holders." A Holder is not necessarily the beneficial owner of a Certificate. Beneficial owners will ordinarily hold Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "DESCRIPTION OF THE CERTIFICATES -- The Fed System" in the Prospectus.

         Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "RISK FACTORS -- Limited Liquidity" in the Prospectus.

Distributions

         General. Distributions of principal and interest on the Certificates will be made on a semi-annual or annual basis as specified for such Class, on each January 25 or July 25 commencing on January 25, 1997. If any such day is not a Business Day (that is, a day other than Saturday, Sunday or a day on which the Federal Reserve Bank of New York authorizes banking institutions in the Second Federal Reserve District to be closed, or banking institutions in New York are authorized or obligated by law to be closed or Farmer Mac is closed), distributions will be made on the next succeeding Business Day to persons in whose names the Certificates are registered on the applicable Record Date. The "Record Date" for any Class and related Distribution Date will be the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

The "Distribution Dates" for each Class of Certificates are as follows:

                        Payment Frequency
Class                    (Accrual Period)                Commencing On
-----                   -----------------                -------------
AA1003                  Annual                           January 25, 1997
AS1004                  Semi-annual                      January 25, 1997
CA1002                  Annual                           January 25, 1997
CS1002                  Semi-annual                      January 25, 1997



         Interest. Interest on the Certificates of each Class will be distributed on each Distribution Date for such Class in an aggregate amount equal to the Accrued Certificate Interest for such Distribution Date and Class. "Accrued Certificate Interest" for each Distribution Date and Class will equal the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Class Certificate Balance of such Class immediately prior to such Distribution Date. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. As of any date of determination, the "Class Certificate Balance" of any Class of Certificates will equal the sum of the Certificate Balances of all Certificates of the same Class and the "Certificate Balance" of any Certificate as of any date of determination will equal the original Certificate Balance thereof less all amounts distributed thereon in respect of principal on preceding Distribution Dates.

         The Interest Accrual Periods for each Class will depend on the payment frequency of such Class. As to any Class and related Distribution Date, the "Interest Accrual Period" will be the period from the first day of the month of the month of the preceding Distribution Date (or, in the case of the first Distribution Date for each Class, from the Cut-off Date) through the last day of the month preceding the month of such current Distribution Date.

         Interest will accrue on the Certificates of each Class at a variable rate per annum (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Rates of the Qualified Loans included in the related Pool. For purposes hereof, the "Net Mortgage Rate" for each Qualified Loan will equal the interest rate thereon (the "Mortgage Interest Rate") less a rate representing the combined fees of the Central Servicer, Master Servicer, Field Servicer and Farmer Mac as guarantor (such amount, the "Administrative Fee Rate"). The weighted average Administrative Fee Rate as of the Cut-off Date for each Pool is set forth in ANNEX I hereto. The Pass-Through Rate for each Pool and Distribution Date is calculated by (1) multiplying the outstanding balance of each Qualified Loan in such Pool by its Net Mortgage Rate to derive such Qualified Loan's weighted interest amount (" Weighted Interest Amount"); (2) dividing the sum of all such Pool's Weighted Interest Amounts by the Class Certificate Balance of the related Class of Certificates, before giving effect to the distribution of principal on the related Distribution Date; and (3) truncating such interest rate to three decimal places. It is expected that the Pass-Through Rates per annum for the initial Interest Accrual Periods for each Class of Certificates will be approximately as follows: Class AA1003, 8.016%; Class AS1004, 7.857%; Class CA1002, 7.547%; and Class CS1002, 7.229%.

         Principal. Principal in respect of each Class will be distributed on each applicable Distribution Date in an aggregate amount equal to the Principal Distribution Amount for the related Pool on such Distribution Date. On each Distribution Date, the "Principal Distribution Amount" for each Pool as of each applicable Distribution Date will equal the sum of (i) the principal portion of all scheduled payments (including any balloon payments) on the Qualified Loans in such Pool due during the preceding Due Period, (ii) the scheduled principal balance of each Qualified Loan included in such Pool which was repurchased or became a Liquidated Qualified Loan during the preceding Due Period, and (iii) all full or partial principal prepayments received during the preceding Due Period. The "Due Period" for each Pool and Distribution Date will commence on the second day of the month of the preceding Distribution Date (or, in the case of the first Distribution Date for each Class, on the day following the Cut-off
Date) and will end on the first day of the month of such current Distribution Date. A "Liquidated Qualified Loan" is generally any defaulted Qualified Loan as to which it has been determined that all amounts to be received thereon have been recovered.

         Certificate Pool Factors. As soon as practicable following the fifth Business Day of each month of a Distribution Date, Farmer Mac will publish or otherwise make available for each applicable Pool of Qualified Loans, among other things, the factor (carried to eight decimal places) which, when multiplied by the original Certificate Balance of a Certificate evidencing an interest in such Pool, will equal the remaining principal balance of such Certificate after giving effect to the distribution of principal to be made on the Distribution Date in such month.

         Yield Maintenance Charges. In the event a Borrower is required to pay a Yield Maintenance Charge, to the extent such payment is collected by the Central Servicer, the Master Servicer will distribute such amount, adjusted to the related Net Mortgage Rate as described below, to Holders of the related Class of Certificates. Each Yield Maintenance Charge has been designed to mitigate reinvestment losses to the noteholder on the prepaid amount of any Qualified Loan. Generally, such charge represents the excess of reinvestment earnings at the related Mortgage Interest Rate (net of servicing fee rates) on such prepaid amount (i.e., the amount that would have been received by the related noteholder in the absence or prepayment) over earnings calculated at a prevailing interest rate (a specified Treasury yield) on such prepaid amount. Amounts passed through to Certificateholders in respect of Yield Maintenance Charges will be calculated on the basis of the related Net Mortgage Rate rather than the Mortgage Interest Rate. The distribution of any Yield Maintenance Charge to Certificateholders will not reduce the Certificate Balance of the related Certificates. Farmer Mac will not guarantee to Holders of the related Class of Certificates the collection of any Yield Maintenance Charge payable in connection with a principal payment on a Qualified Loan. See "FARMER MAC GUARANTEE" herein.

Advances

         The Central Servicer will not be required to advance its own funds with respect to delinquent Qualified Loans. Because Farmer Mac guarantees timely distributions to Holders of interest on the Certificates and the full Principal Distribution Amount (including any balloon payments), the fact that the Central Servicer is not required to make any such advance will not affect distributions of interest and principal to such Holders.

                              FARMER MAC GUARANTEE

         Pursuant to the Trust Agreement, Farmer Mac will guarantee (the "Farmer Mac Guarantee") the timely distribution of interest accrued on the Certificates and the distribution of the full Principal Distribution Amount (including any balloon payments) for the related Pool and Distribution Date. In addition, Farmer Mac is obligated to distribute on a timely basis the outstanding Class Certificate Balance of each Class of Certificates in full no later than the related Final Distribution Date (as set forth on the cover hereof), whether or not sufficient funds are available in the Certificate Account. The Farmer Mac Guarantee will not cover the distribution to Holders of the related Class of Certificates of any uncollected Yield Maintenance Charge. See "RISK FACTORS" herein.

         Farmer Mac's obligations under the Farmer Mac Guarantee are obligations solely of Farmer Mac and are not backed by the full faith and credit of the United States. Furthermore, Farmer Mac anticipates that its future contingent liabilities in respect of guarantees of outstanding securities backed by agricultural mortgage loans will greatly exceed its resources, including its limited ability to borrow from the United States Treasury. See "OUTSTANDING GUARANTEES" herein and "FEDERAL AGRICULTURAL MORTGAGE CORPORATION" in the Prospectus.

                             OUTSTANDING GUARANTEES

         As of November 1, 1996, Farmer Mac had outstanding guarantees on approximately $611.5 million aggregate principal amount of securities (including approximately $197.3 of securities evidencing assets which are guaranteed by the Secretary of the United States Department of Agriculture). Farmer Mac is authorized to borrow up to $1,500,000,000 from the Secretary of the Treasury, subject to certain conditions, to enable Farmer Mac to fulfill its guarantee obligations. See "FEDERAL AGRICULTURAL MORTGAGE CORPORATION" in the Prospectus. As of November 1, 1996, Farmer Mac had not borrowed any amounts from the Secretary of the Treasury to fund guarantee payments.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The rate of payment of principal on a Class of Certificates and the yield to maturity of such Class will correspond directly to the rate of payments of principal on the Qualified Loans in the related Pool. The rate of payments of principal of the Qualified Loans will in turn be affected by the rate of principal prepayments thereon by Borrowers, by liquidations of defaulted Qualified Loans, by repurchases as a result of defective documentation and breaches of representations and warranties or for certain other reasons. There is little or no historical data available to provide assistance in estimating the rate of prepayments and defaults on loans secured by Agricultural Real Estate generally or the Qualified Loans particularly.

         In the case of Qualified Loans, social, economic, political, trade, geographic, climatic, demographic, legal and other factors may influence prepayments and defaults, including the age of the Qualified Loans, the geographic distribution of the related Mortgaged Properties, the payment terms of the Qualified Loans, the characteristics of the borrowers, weather, economic conditions generally and in the geographic area in which the Mortgaged
Properties are located, enforceability of due-on-sale clauses, servicing decisions, the availability of mortgage funds, the extent of the borrowers' net equity in the Mortgaged Properties, mortgage market interest rates in relation to the effective interest rates on the Qualified Loans and other unforeseeable variables, both domestic and international, affecting particular commodity groups and the farming industry in general. Generally, if prevailing interest rates fall significantly below the interest rates on the Qualified Loans, the Qualified Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Qualified Loans. Conversely, if prevailing interest rates rise above the interest rates on the Qualified Loans, the rate of prepayment would be expected to decrease. There can be no certainty as to the rate or prepayments on the Qualified Loans during any period or over the lives of the Certificates. The rate of default on the Qualified Loans will also affect the rate of payment of principal on the Qualified Loans. Prepayments, liquidations and repurchases of the Qualified Loans will result in distributions to Holders of the related Class of Certificates of amounts which would otherwise be distributed over the remaining terms of the Qualified Loans.

         All of the Qualified Loans impose Yield Maintenance Charges that, if enforced by the Central Servicer, could be a deterrent to prepayments. Under the Servicing Contract (as defined herein), the Central Servicer may not waive the collection of any Yield Maintenance Charge without the consent of Farmer Mac, as Master Servicer. It is Farmer Mac's policy generally not to consent to the waiver of the collection of a Yield Maintenance Charge unless the amount of such charge is unduly large relative to the unpaid principal balance of the related Qualified Loan. In such cases, and other circumstances that raise similar equitable concerns, Farmer Mac's policy is to require Central Servicers to attempt to collect a portion of such Yield Maintenance Charge in connection with any prepayment of principal; however, there may be situations in which Farmer Mac may consider it appropriate to waive any collection of a Yield Maintenance Charge. With respect to each Qualified Loan, any Yield Maintenance Charge payable in connection with a prepayment thereon, whether in whole or in part, will be calculated with reference to United States Treasury securities in a manner designed to mitigate reinvestment losses, if any, that would otherwise be incurred by the noteholder in connection with such prepayment.

         Because Farmer Mac does not guarantee the collection of any Yield Maintenance Charge, the expected yield to investors in the Certificates may be sensitive in varying degrees to the extent such amounts are not collected.

         The required payment of any Yield Maintenance Charge may not be a sufficient disincentive to prevent the voluntary prepayment of the related Qualified Loan and, even if collected, may be insufficient to offset fully the adverse effects on the anticipated yield thereon arising out of the corresponding principal payment.

         In addition, all of the Qualified Loans include "due-on-sale" clauses; however, it is generally the policy of the Central Servicer not to enforce such clauses unless the transferor of the related Mortgaged Property does not meet the Underwriting Standards of Farmer Mac. The Servicing Contract does not require any such enforcement. In addition, at the request of the Borrower, the Central Servicer may allow the partial release of a Mortgaged Property provided the collateral property is reappraised and a partial prepayment is made such that the resulting loan-to-value ratio is no greater than 70% and the cash flows from the remaining property are sufficient to service the remaining debt. Such partial release may result in a prepayment in part (together with any required Yield Maintenance Charge, calculated as described herein) on the related Qualified Loan and a corresponding reamortization of the unpaid principal balance of such Qualified Loan to the maturity date for such loan. Any Qualified Loan as to which a partial release occurs will remain in the Trust Fund.

         The yield to investors in the Certificates of a Class will be sensitive to the rate and timing of principal payments (including prepayments) of the Qualified Loans in the related Pool, which generally can be prepaid at any time, subject to the restrictions and prepayment penalties described above. In addition, the yield to maturity on a Certificate may vary depending on the extent to which such Certificate is purchased at a discount or premium. Holders of the Certificates should consider, in the case of any Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Qualified Loans could result in an actual yield that is lower than the anticipated yield and, in the case of any Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the related Qualified Loans could result in an actual yield that is lower than the anticipated yield, particularly if any Yield Maintenance Charge is not distributed to such Holders.

         The timing of changes in the rate of prepayments on the Qualified Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the related Qualified Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. An investor must make an independent decision as to the appropriate prepayment scenario to be used in deciding whether to purchase the Certificates.

         Investors should consider the risk that rapid rates of prepayments on the Qualified Loans, and therefore of principal payments on the related Class of Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts received as principal payments on such investor's Certificate may be lower than the applicable Pass-Through Rate. Conversely, slow rates of prepayments on the Qualified Loans, and therefore of principal payments on the related Class of Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high prevailing interest rates may be relatively low.

         The Pass-Through Rate for each Class of Certificates will equal the weighted average of the Net Mortgage Rates of the Qualified Loans in the related Pool. Prepayments of Qualified Loans with relatively higher Mortgage Interest Rates, particularly if such Qualified Loans have larger unpaid principal
balances,   will  reduce  the  Pass-Through   Rate  for  the  related  Class  of
Certificates from that which would have existed in the absence of such prepayments. In addition, the Qualified Loans in a Pool will not prepay at the same rate or at the same time. Qualified Loans with relatively higher Mortgage Interest Rates may prepay at faster rates than Qualified Loans with relatively lower Mortgage Interest Rates in response to a given change in market interest rates. If such differential prepayments were to occur, the yield on the related Class of Certificates would be adversely affected.

         The effective yield to the holders of the Certificates will be lower than the yield otherwise produced by the applicable purchase price and Pass-Through Rate because the distributions of principal, if any, and interest will not be payable to such holders until the 25th day of the month following the period in which interest accrues (without any additional distribution of interest or earnings thereon in respect of such delay).

                          DESCRIPTION OF THE AGREEMENTS

         The Certificates will be issued pursuant to the Trust Agreement. Farmer Mac will act as Master Servicer of the Qualified Loans. The Qualified Loans will be directly serviced by Equitable Agri-Business, Inc., a Delaware corporation, (the "Central Servicer"), acting on behalf of Farmer Mac pursuant to a Servicing Contract (as supplemented) between it and Farmer Mac (the "Servicing Contract"). The Central Servicer may subcontract the performance of certain of its servicing duties to a subservicer. In addition, each of the sellers (the "Sellers") of the Qualified Loans has transferred and assigned its respective Qualified Loans to the Depositor pursuant to a separate Selling and Servicing Agreement (a "Sale Agreement"). The Sale Agreement includes certain representations and warranties of the related Seller respecting the related Qualified Loans which representations and warranties and the remedies for their breach will be assigned by Farmer Mac to the Trustee for the benefit of Certificateholders pursuant to the Trust Agreement. See "DESCRIPTION OF THE AGREEMENTS -- Representations and Warranties; Repurchases" in the Prospectus.

Trustee

         The  Trustee  for  the  Certificates   will  be  First  Trust  National
Association, a national banking association organized and existing under the federal laws of the United States with an office at 180 East Fifth Street, St. Paul, Minnesota 55101.

Servicing and Other Compensation And Payment of Expenses

         The Central Servicer will be paid a servicing fee calculated on a loan-by-loan basis. Additional servicing compensation in the form of assumption fees or similar fees (other than late payment charges) will be retained by the Central Servicer. The Depositor, the Master Servicer and the Central Servicer are obligated to pay all expenses incurred in connection with their respective responsibilities under the Trust Agreement and the Servicing Contract (subject to reimbursement for liquidation expenses), including the fees of the Trustee, and also including, without limitation, the various other items of expense enumerated in the Prospectus. See "DESCRIPTION OF THE CERTIFICATES" in the Prospectus.

Optional Termination

         The Master Servicer may effect an early termination of the Trust Fund on any Distribution Date after the date on which the aggregate principal balance of Qualified Loans in the Trust Fund is reduced to less than one percent thereof as of the Cut-off Date by repurchasing all the Qualified Loans at a price equal to 100% of the principal balance of the Qualified Loans plus accrued interest thereon at the applicable Mortgage Interest Rate, determined as provided in the Trust Agreement. The Master Servicer will distribute the proceeds thereof to Holders of the then outstanding Classes of Certificates on the next succeeding Distribution Date for any Class whether or not such Distribution Date is a Distribution Date for all such Classes of Certificates. See "DESCRIPTION OF CERTIFICATES -- Termination" in the Prospectus.

Servicing Contract

        The Central Servicer has agreed to service the Qualified Loans pursuant to a Master Central Servicing Contract between Farmer Mac and the Central Servicer. See "DESCRIPTION OF THE AGREEMENTS" in the Prospectus.

Repurchases of Qualified Loans

         Under the Trust Agreement, Farmer Mac, as Master Servicer, will have the right (without obligation and in its discretion) to repurchase from the Trust Fund, upon payment of the purchase price provided in the Trust Agreement, any Qualified Loan at any time after such loan becomes and remains delinquent as to any scheduled payment for a period of ninety days. Farmer Mac will also have a similar right to purchase from the Trust Fund any property acquired by the Trust Fund upon foreclosure or comparable conversion of any Qualified Loan. See also "DESCRIPTION OF THE AGREEMENTS -- Representations and Warranties; Repurchases" in the Prospectus.

                                  THE DEPOSITOR

         Farmer Mac Mortgage Securities Corporation, the Depositor, is a wholly owned subsidiary of Farmer Mac and was incorporated in the State of Delaware in May 1992. The principal executive offices of the Depositor are located at 919 18th Street, N.W., Washington, D.C. 20006.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         No election will be made to treat the Trust Fund as a "real estate mortgage conduit" ("REMIC") for federal income tax purposes. In the opinion of Brown & Wood LLP, counsel for the Depositor, (i) the Trust Fund will be treated as a grantor trust for federal income tax purposes; (ii) a Certificate owned by a real estate investment trust representing an interest in Qualified Loans will be considered to represent "real estate assets" within the meaning of Code
Section 856(c)(5)(A), and interest income on the Qualified Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Qualified Loans represented by that Certificate are of a type described in such Code section; and (iii) a Certificate owned by a REMIC will represent
"obligation[s] ... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3) to the extent that the Qualified Loans represented by that Certificate are of a type described in such Code section. The Holders of the Certificates will be treated as owners of their pro rata interest in the assets of the Trust Fund with respect to the related Pool. If the value of the real property securing a Qualified Loan is lower than the amount of such Qualified Loan, any such Qualified Loan may not qualify in its entirety under the foregoing Code sections. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. Investors should consult their tax advisors before acquiring the Certificates.

                              ERISA CONSIDERATIONS

         The acquisition of Certificates by a plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any individual retirement account ("IRA") or any other plan subject to Code Section 4975 could, in some instances, result in a prohibited transaction or other violations of the fiduciary responsibility provisions of ERISA and Code Section 4975.

         As  discussed   under  the  caption  "ERISA   CONSIDERATIONS"   in  the
Prospectus, applicable regulations provide a broad ERISA plan asset exception for a Plan's (as defined in the Prospectus) purchase and holding of "government guaranteed mortgage pool certificates." The term "guaranteed governmental mortgage pool certificate" is defined as a certificate backed by, or evidencing an interest in, specified mortgages or participation interests therein, and with respect to which interest and principal payable pursuant to the certificate is guaranteed by the United States or an agency or instrumentality thereof. Representatives of the United States Department of Labor (the "DOL") have stated informally that the governmental mortgage pool provision was not intended to cover securities guaranteed by entities other than the three entities mentioned in the exemption (which do not include Farmer Mac) and that they do not interpret this provision to include securities guaranteed by Farmer Mac. Nevertheless, Brown & Wood LLP, counsel to Farmer Mac, has advised Farmer Mac that the Certificates satisfy the conditions set forth in the Final Regulations (as defined in the Prospectus) and thus will qualify as "guaranteed governmental mortgage pool certificates" as defined therein.

         If the government guaranteed mortgage pool exception does not apply, one of five other prohibited transaction class exemptions issued by the DOL, which are based on the status of the Plan fiduciary making the decision to acquire the Certificates and the circumstances under which such decision is made, might provide a prohibited transaction exemption for a particular Plan desiring to invest in the Certificates, i.e., PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan desiring to invest in the Certificates or, even if it were to apply, that the exemption would apply to all transactions involving the Trust Fund.

         Before purchasing a Certificate in reliance on either the government guaranteed mortgage pool exception or any of the above referenced class exemptions, a fiduciary of a Plan should itself confirm that the requirements set forth in such exception and/or class exemptions would be satisfied.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, and the potential consequences in their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. See "ERISA CONSIDERATIONS" in the Prospectus.

                                LEGAL INVESTMENT

         The Certificates will constitute securities guaranteed by Farmer Mac for purposes of the Farmer Mac Charter and, as such, will, by statute, be legal investments for certain types of institutional investors to the extent that those investors are authorized under any applicable law to purchase, hold, or invest in obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States.

Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which specific Classes of the Certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement among Farmer Mac, the Depositor and Bear, Stearns & Co. Inc. (the "Underwriter"), the Certificates offered hereby are being purchased from the Depositor by the Underwriter upon issuance. Distribution of the Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Certificates will be approximately 100.63% of the aggregate initial Certificate Balance of the Certificates, plus accrued interest thereon from the Cut-off Date to the Closing Date, but before deducting issuance expenses payable by the Depositor. To the extent provided in the Underwriting Agreement, if proceeds to the Underwriter from the offering of the Certificates exceed certain levels, the purchase price for the Certificates payable to the Depositor by the Underwriter will be increased. Any such increase to the proceeds to the Depositor will be included on a Form 8-K to be filed with the Commission within 15 days after the Closing Date and be available to Holders of Certificates promptly thereafter through the facilities of the Commission as described under "AVAILABLE INFORMATION" in the Prospectus. In connection with the purchase and sale of the Certificates offered hereby, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         In addition to purchasing the Certificates pursuant to the Underwriting Agreement, the Underwriter and its affiliates have several business relationships with Farmer Mac. Michael C. Nolan, a Managing Director of Bear, Stearns & Co. Inc., is a director of Farmer Mac.

         The Underwriting Agreement provides that Farmer Mac and the Depositor will indemnify the Underwriter against certain civil liabilities under the Securities Act of 1933 or contribute to payments the Underwriter may be required to make in respect thereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The consolidated financial statements of Farmer Mac for the year ended December 31, 1995 included as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited financial statements of Farmer Mac for the nine-month period ended September 30, 1996 included as an exhibit to its Quarterly Report on Form 10-Q for the period ended September 30, 1996, each of which has been filed with the Commission by Farmer Mac, are hereby incorporated by reference in this Prospectus Supplement.

         All financial statements of Farmer Mac included in documents filed by Farmer Mac pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof.

                                     EXPERTS

         The consolidated balance sheets of Farmer Mac as of December 31, 1995 and 1994 and related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1995 financial statements contains an explanatory paragraph regarding regulatory capital as described in Note 3 to such financial statements.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Depositor by the General Counsel of Farmer Mac and by Brown & Wood LLP, Washington, D.C. and for the Underwriter by Stroock & Stroock & Lavan, New York, New York. Brown & Wood LLP has also acted as special tax counsel to the Trust Fund.

                            INDEX OF PRINCIPAL TERMS

   Unless the context indicates otherwise, the following terms shall have the meanings set forth on the pages indicated below:

Accrued Certificate Interest..........................................      S-10
Administrative Fee Rate...............................................      S-10
Agricultural Real Estate..............................................       S-8
AMBS..................................................................     cover
Balloon Payment.......................................................       A-1
Central Servicer......................................................       S-3
Certificate Balance...................................................      S-10
Certificateholders....................................................       S-9
Certificates..........................................................     cover
Class Certificate Balance ............................................      S-10
Closing Date..........................................................     cover
Dealer................................................................     cover
Depositor.............................................................       S-3
Distribution Dates....................................................       S-4
DOL...................................................................      S-16
Due Period............................................................      S-11
ERISA.................................................................       S-6
Farmer Mac............................................................     cover
Farmer Mac Charter....................................................       S-3
Farmer Mac Guarantee..................................................      S-11
Fed book-entry system.................................................       S-9
Holders...............................................................       S-9
Interest Accrual Period...............................................       S-4
loan identifiers......................................................       S-9
IRA...................................................................       S-6
Liquidated Qualified Loan.............................................      S-11
Master Servicer.......................................................       S-3
Mortgage Interest Rate................................................      S-10
Mortgaged Properties..................................................       S-8
Net Mortgage Rate.....................................................      S-10
Pass-Through Rate.....................................................      S-10
Principal Distribution Amount ........................................       S-4
Pool..................................................................     cover
Qualified Balloon Loan................................................       A-1
Qualified Loan........................................................     cover
Record Date...........................................................       S-5
REMIC.................................................................      S-15
Sale Agreement........................................................      S-14
Sellers...............................................................      S-14
Servicing Contract....................................................      S-15
Trust Agreement.......................................................       S-4
Trust Fund............................................................     cover
Trustee...............................................................       S-4
Underwriter...........................................................     cover
Underwriting Standards................................................       S-8
Weighted Interest Amount..............................................      S-10
Yield Maintenance Charge .............................................       S-7

                  ANNEX I: DESCRIPTION OF QUALIFIED LOAN POOLS

   The description of the Qualified Loans and the related Mortgaged Properties set forth below is based upon each Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due before such date. Prior to the issuance of the Certificates, Qualified Loans may be removed from each Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate, or as a result of prepayments in full. A limited number of other Qualified Loans may be added to each Pool prior to the issuance of the Certificates unless including such Qualified Loans would materially alter the characteristics of such Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the related Pool as it will be constituted at the time the Certificates are issued although the range of Mortgage Interest Rates and maturities and certain other characteristics of the Qualified Loans in such Pool may vary.

   The composition of each Qualified Loan Pool is subject to adjustment, with the amount of such variance restricted to no more than 5% of the aggregate principal balance of the Qualified Loans in such Pool, as stated herein. The information set forth as to the Qualified Loans will be revised to reflect such adjustments and included on a Form 8-K to be filed with the Commission within 15 days after the Closing Date and be available to Holders of Certificates promptly thereafter through the facilities of the Commission as described under "AVAILABLE INFORMATION" in the Prospectus.

  Percentages in the following tables have been rounded and, therefore, the total of the percentages in any given column may not add to 100%.


                           DESCRIPTION OF POOL AA1003


   The Qualified Loans in Pool AA1003 will have had individual principal balances as of the Cut-off Date of not less than $250,000 and not more than $1,250,000. None of the Qualified Loans in Pool AA1003 will have been originated prior to July 1, 1996 and all have a scheduled maturity of January 1, 2012. The Qualified Loans in Pool AA1003 will have a weighted average Administrative Fee Rate as of the Cut-off Date of approximately 1.251%.

   All of the Qualified Loans in Pool AA1003 require the payment of a Yield Maintenance Charge in connection with any principal prepayment, in whole or in part, made prior to the maturity date of each such Qualified Loan.

    Two of the Qualified Loans in Pool AA1003 (approximately 18% by aggregate outstanding principal balance as of the Cut-off Date) provide for the annual payment of principal and interest on a level basis to fully amortize each such Qualified Loan over its stated term. All of the remaining Qualified Loans in Pool AA1003 are balloon loans which provide for regular annual payments of principal and interest computed on the basis of an amortization term that is longer than the related term to stated maturity, with a "balloon" payment (each, a "Balloon Payment") due at stated maturity that will be significantly larger than the annual payments (each, a "Qualified Balloon Loan").

   One Qualified Loan included in Pool AA1003 constitutes 32% (by principal balance as of the Cut-off Date) of the aggregate principal amount of such Pool. Such Qualified Loan has the following additional characteristics (in each case, as of the Cut-off Date):

          Principal Balance.........................     $1,250,000
          Mortgage Interest Rate ...................          9.150%
          Net Mortgage Rate.........................          7.860%
          Year of Maturity..........................           2012
          Loan-to-Value Ratio.......................             58%
          Original term to Maturity.................        15 years



   The Mortgaged Property securing such Qualified Loan is located in the State of Montana; the primary commodities produced on such property are hay, wheat and beef cattle and calves. The loan is a Qualified Balloon Loan, with an amortization schedule of 25 years. The total debt service coverage ratio (which ratio gives effect to all sources of income) for such loan is 2.51. See "RISK FACTORS -- "Relative Loan Sizes."

   The following tables set forth additional information with respect to the Qualified Loans included in Pool AA1003, in each case as of the Cut-off Date. Percentages are based on the aggregate principal balance of Qualified Loans in Pool AA1003.




                                  Pool - AA1003
                 Distribution by Cut-off Date Principal Balance

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Aggregate Principal        Percentage of Aggregate
                                                                Number          Balance As of Cut-off         Aggregate Principal
               Cut-off Date Principal Balance                  of Loans                 Date                 Balance As of Cut-Off
                                                                                                                   Date
------------------------------------------------------------------------------------------------------------------------------------
  $          200,001        to     $ 300,000 ...............       2            $       530,000                         14%
             300,001        to       400,000 ...............       1                    341,700                          9
             400,001        to       500,000 ...............       1                    450,000                         12
             500,001        to       600,000 ...............       1                    510,000                         13
             700,001        to       800,000 ...............       1                    800,000                         21
           1,200,001        to     1,300,000 ...............       1                  1,250,000                         32
------------------------------------------------------------------------------------------------------------------------------------
Total                                                              7            $     3,881,700                        100%
------------------------------------------------------------------------------------------------------------------------------------


Average Loan Amount                                                             $       554,529
Minimum Amount                                                                  $       250,000
Maximum Amount                                                                  $     1,250,000

                                  Pool - AA1003
                     Distribution by Mortgage Interest Rate

----------------------------------------------------------------------------------------------------------------------------------
                                                                                    Aggregate              Precentage of Aggregate
                                                                  Number        Principal Balance          Principal Balance As of
                   Mortgage Interest Rate                        of Loans       As of Cut-off Date               Cut-off Date
----------------------------------------------------------------------------------------------------------------------------------
           9.001 %       to                 9.250 % ........         4          $    2,121,700                         55%
           9.251         to                 9.500 ..........         3               1,760,000                         45
----------------------------------------------------------------------------------------------------------------------------------
Total                                                                7          $    3,881,700                        100%
----------------------------------------------------------------------------------------------------------------------------------


Weighted Average Mortgage Interest Rate                                                  9.267%
Minimum Mortgage Interest Rate                                                           9.050%
Maximum Mortgage Interest Rate                                                           9.450%








                                                         Pool - AA1003
                                               Distribution by Net Mortgage Rate


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    Aggregate              Precentage of Aggregate
                                                                  Number        Principal Balance          Principal Balance As of
                   Net Mortgage Rate                             of Loans       As of Cut-off Date               Cut-off Date
-----------------------------------------------------------------------------------------------------------------------------------
            7.751 %      to                8.000 % ..........         4         $       2,490,000                     64%
            8.001        to                8.250  ...........         2                   591,700                     15
            8.251        to                8.500  ...........         1                   800,000                     21
-----------------------------------------------------------------------------------------------------------------------------------
 Total                                                                7         $       3,881,700                    100%
-----------------------------------------------------------------------------------------------------------------------------------



Weighted Average Net Mortgage Rate                                                          8.016%
Minimum Net Mortgage Rate                                                                   7.860%
Maximum Net Mortgage Rate                                                                   8.340%


                                  Pool - AA1003
                   Distribution by Remaining Amortization Term

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    Aggregate              Precentage of Aggregate
                                                                  Number        Principal Balance          Principal Balance As of
            Remaining Amortization Term                          of Loans       As of Cut-off Date               Cut-off Date
-----------------------------------------------------------------------------------------------------------------------------------
           168      to                180.................         2             $       700,000                      18%
           288      to                300.................         5                   3,181,700                      82

-----------------------------------------------------------------------------------------------------------------------------------
Total                                                              7             $     3,881,700                     100%
-----------------------------------------------------------------------------------------------------------------------------------


Weighted Average Remaining Amortization Term                                             278  months
Minimum Remaining Amortization Term                                                      180  months
Maximum Remaining Amortization Term                                                      300  months







                                  Pool - AA1003
                        Distribution by Amortization Type

-----------------------------------------------------------------------------------------------------------------------------------
                                                                Aggregate         Percentage         Weighted           Weighted
                                                                Principal        of Aggregate      Average Cut-         Average
                        Year of                      Number   Balance As of   Principal Balance   Off Date Loan-      Balloon-to
                        Maturity                    of Loans  Cut-off Date   As of Cut-off Date   to-Value Ratio    Value Ratio (1)
-----------------------------------------------------------------------------------------------------------------------------------
Fully Amortizing          2012         .........         2    $    700,000        18%                 59%                  0%
Balloon Loans             2012         .........         5       3,181,700        82                  60                  42
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                    7    $  3,881,700       100%                 60%
-----------------------------------------------------------------------------------------------------------------------------------



(1) The Weighted Average Balloon-to-Value Ratio represents the percentage of the weighted average of the Balloon Payments of the Qualified Balloon Loans in the Pool to the weighted average appraised value of the related Mortgaged Properties

                                  Pool - AA1003
                Distribution by Cut-off Date Loan-to-Value Ratio

-----------------------------------------------------------------------------------------------------------------------------------
                                                                   Aggregate          Precentage of Aggregate
                                               Number          Principal Balance          Principal Balance     Cumulative
          Loan-to-Value Ratio                 of Loans         As of Cut-off Date         As of Cut-off Date    Percentage
-----------------------------------------------------------------------------------------------------------------------------------
       45.01%     to       50.00%   .........    1                $      341,700                   9%               9%
       55.01      to       60.00    .........    3                     2,210,000                  57               66
       60.01      to       65.00    .........    2                     1,050,000                  27               93
       65.01      to       70.00    .........    1                       280,000                   7              100
-----------------------------------------------------------------------------------------------------------------------------------
Total                                            7                $    3,881,700                 100%
-----------------------------------------------------------------------------------------------------------------------------------



Weighted Average Loan-to-Value Ratio                                              60%
Minimum Loan-to-Value Ratio                                                       45%
Maximum Loan-to-Value Ratio                                                       70%





                                  Pool - AA1003
                  Distribution by Total Debt Coverage Ratio (1)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Aggregate       Percentage of Aggregate
                                                        Number         Principal Balance       Principal Balance         Cummulative
               Debt Coverage Ratio                     of Loans        As of Cut-off Date      As of Cut-off Date        Percentage
-----------------------------------------------------------------------------------------------------------------------------------
           1.26   to            1.50 ...............        5         $       2,381,700            61%                     61%
           2.51   to            2.75 ...............        1                 1,250,000            32                      94
           3.01   to            3.25 ...............        1                   250,000             6                     100
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                       7         $       3,881,700           100%
-----------------------------------------------------------------------------------------------------------------------------------

Weighted Average Total Debt Coverage Ratio                           1.85
Minimum Total Debt Coverage Ratio                                    1.31
Maximum Total Debt Coverage Ratio                                    3.01


(1) Total Debt Coverage Ratio is the ratio determined by dividing the borrower's total annual net income (net of living expenses and taxes) from all sources by the borrower's total annual debt service obligations (including capital lease payments).

                                  Pool - AA1003
                       Distribution by Commodity Group (1)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Precentage
                                                           Number             Aggregate Principal           of Aggregate Principal
                   Commodity Group                        of Loans         Balance As of Cut-off Date     Balance As of Cut-off Date
------------------------------------------------------------------------------------------------------------------------------------
Cattle and Calves                                             3            $             967,510                     25%
Cotton/Tobacco                                                1                          120,000                      3
Feed Grains                                                   2                          632,500                     16
Food Grains                                                   3                          674,090                     17
Oilseeds                                                      1                           80,000                      2
Permanent Plantings                                           2                          700,000                     18
Potatoes, Tomatoes, and Other Vegetables                      1                          107,100                      3
Sugarbeets, Cane and Other Crops                              3                          600,500                     15
------------------------------------------------------------------------------------------------------------------------------------
Total                                                        16            $           3,881,700                    100%
------------------------------------------------------------------------------------------------------------------------------------

(1) The number of loans in each commodity group will not equal the total number of loans because a Mortgaged Property may be used to produce multiple commodities and thus the related Qualified Loan may be allocated to more than one commodity group. As to any Qualified Loan allocated to more than one commodity group, the principal balance thereof is allocated among commodity groups based on the proportion of the Mortgaged Property used for the production of each commodity.



                                  Pool - AA1003
                             Distribution by States

------------------------------------------------------------------------------------------------------------------------------------
                                                            Aggregate                         Percentage of Aggregate
                                      Number             Principal Balance                       Principal Balance
                State                of Loans           As of Cut-off Date                      As of Cut-off Date
------------------------------------------------------------------------------------------------------------------------------------
California                               1               $       250,000                                6%
Kentucky                                 1                       800,000                               21
Montana                                  3                     1,871,700                               48
Washington                               2                       960,000                               25
------------------------------------------------------------------------------------------------------------------------------------
Total                                    7               $     3,881,700                              100%
------------------------------------------------------------------------------------------------------------------------------------

                           DESCRIPTION OF POOL AS1004


   The Qualified Loans in Pool AS1004 will have had individual principal balances as of the Cut-off Date of not less than $93,000 and not more than $1,000,000. None of the Qualified Loans in Pool AS1004 will have been originated prior to July 1, 1996 and all have a scheduled maturity of January 1, 2012. The Qualified Loans in Pool AS1004 will have a weighted average Administrative Fee Rate as of the Cut-off Date of approximately 1.181%.

   All of the Qualified Loans in Pool AS1004 require the payment of a Yield Maintenance Charge in connection with any principal prepayment, in whole or in part, made prior to the maturity date of each such Qualified Loan.

    Four of the Qualified Loans in Pool AS1004 (approximately 30% by aggregate outstanding principal balance as of the Cut-off Date) provide for the semi-annual payment of principal and interest on a level basis to fully amortize each such Qualified Loan over its stated term. All of the remaining Qualified Loans in Pool AS1004 are balloon loans which provide for regular semi-annual payments of principal and interest computed on the basis of an amortization term that is longer than the related term to stated maturity, with a "balloon" payment (each, a "Balloon Payment") due at stated maturity that will be significantly larger than the semi-annual payments (each, a "Qualified Balloon Loan").

    The following tables set forth additional information with respect to the Qualified Loans included in Pool AS1004, in each case as of the Cut-off Date. Percentages are based on the aggregate principal balance of Qualified Loans in Pool AS1004.


                                  Pool - AS1004
                 Distribution by Cut-off Date Principal Balance



-------------------------------------------------------------------------------------------------------------------------------
                                                                                    Aggregate Percentage        Percentage of
                                                                    Number of        Principal Balance            Aggregate
      Cut-off Date Principal Balance                                  Loans          As of Cut-off Date           Principal
                                                                                                                Balance As of
                                                                                                                Cut-off Date
-------------------------------------------------------------------------------------------------------------------------------
 $                 1        to       $100,000...............                 1    $            93,000                      2%
             100,001        to        200,000...............                 3                462,000                      8
             300,001        to        400,000...............                 2                757,000                     13
             400,001        to        500,000...............                 1                486,000                      8
             500,001        to        600,000...............                 4              2,304,400                     38
             800,001        to        900,000...............                 1                900,000                     15
             900,001        to      1,000,000...............                 1              1,000,000                     17
-------------------------------------------------------------------------------------------------------------------------------
Total                                                                       13    $         6,002,400                 100.00%
-------------------------------------------------------------------------------------------------------------------------------

Average Loan Amount                  $           461,723
Minimum Amount                       $            93,000
Maximum Amount                       $         1,000,000

                                  Pool - AS1004
                     Distribution by Mortgage Interest Rate



---------------------------------------------------------------------------------------------------------------------------------
                                                                                    Aggregate              Precentage of Aggregate
                                                                  Number        Principal Balance          Principal Balance As of
                   Mortgage Interest Rate                        of Loans       As of Cut-off Date               Cut-off Date
---------------------------------------------------------------------------------------------------------------------------------
            8.251 %      to          8.500% .............           1        $     1,000,000                         17%
            8.501        to          8.750 .............            1                170,000                          3
            8.751        to          9.000 .............            3                818,000                         14
            9.001        to          9.250 .............            6              3,138,400                         52
            9.251        to          9.500 .............            1                390,000                          6
            9.501        to          9.750 .............            1                486,000                          8
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                       13        $     6,002,400                        100%
------------------------------------------------------------------------------------------------------------------------------------


Weighted Average Mortgage Interest Rate                              9.038%
Minimum Mortgage Interest Rate                                       8.500%
Maximum Mortgage Interest Rate                                       9.520%







                                                         Pool - AS1004
                                               Distribution by Net Mortgage Rate

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    Aggregate              Precentage of Aggregate
                                                                  Number        Principal Balance          Principal Balance As of
                   Net Mortgage Rate                             of Loans       As of Cut-off Date               Cut-off Date
---------------------------------------------------------------------------------------------------------------------------------
            7.251 %      to                7.500 % ......................           1        $       1,000,000              17 %
            7.501        to                7.750  .......................           4                  942,400              16
            7.751        to                8.000  .......................           3                1,565,000              26
            8.001        to                8.250  .......................           5                2,495,000              42
---------------------------------------------------------------------------------------------------------------------------------
 Total                                                                             13        $       6,002,400             100 %
---------------------------------------------------------------------------------------------------------------------------------

Weighted Average Net Mortgage Rate                             7.857%
Minimum Net Mortgage Rate                                      7.430%
Maximum Net Mortgage Rate                                      8.140%

                                  Pool - AS1004
                   Distribution by Remaining Amortization Term



--------------------------------------------------------------------------------------------------------------------------------
                                                                        Aggregate Percentage            Percentage of
                                                                         Principal Balance          Aggregate Principal
                 Remaining Amortization Term         Number of            As of Cut-off             Balance As of Cut-off
                                                       Loans                   Date                         Date
--------------------------------------------------------------------------------------------------------------------------------
168       to         180 .............                       4      $        1,787,000                                30%

288       to         300 .............                       9               4,215,400                                70

--------------------------------------------------------------------------------------------------------------------------------
Total                                                       13      $        6,002,400                               100%
--------------------------------------------------------------------------------------------------------------------------------


Weighted Average Remaining Amortization Term                        264 months
Minimum Remaining Amortization Term                                 180 months
Maximum Remaining Amortization Term                                 300 months





                                  Pool - AS1004
                        Distribution by Amortization Type



------------------------------------------------------------------------------------------------------------------------------------
                                                              Aggregate           Percentage         Weighted           Weighted
                                                              Principal          of Aggregate      Average Cut-         Average
                       Year of              Number          Balance As of     Principal Balance   Off Date Loan-      Balloon-to
                       Maturity            of Loans         Cut-off Date     As of Cut-off Date   to-Value Ratio    Value Ratio (1)
------------------------------------------------------------------------------------------------------------------------------------
Fully Amortizing       2012     .......         4            $ 1,787,000              30%              49%               0%
Balloon Loans          2012     .......         9              4,215,400              70               61               42
-----------------------------------------------------------------------------------------------------------------------------------
Total                                          13            $ 6,002,400             100%              58%
------------------------------------------------------------------------------------------------------------------------------------


(1) The Weighted Average Balloon-to-Value Ratio represents the percentage of the weighted average of the Balloon Payments of the Qualified Balloon Loans in the Pool to the weighted average appraised value of the related Mortgaged Properties

                                  Pool - AS1004
                Distribution by Cut-off Date Loan-to-Value Ratio

----------------------------------------------------------------------------------------------------------------------------------
                                                                        Aggregate          Percentage of      Cumulative
                                                                        Principal           Aggregate         Percentage
                  Loan-to-Value Ratio                   Number of     Balance As of         Principal
                                                          Loans       Cut-off Date        Balance As of
                                                                                          Cut-off Date
----------------------------------------------------------------------------------------------------------------------------------
       35.01%     to       40.00% ............                  1     $       142,000                 2%              2%
       40.01      to       45.00  ............                  3           1,556,000                26              28
       45.01      to       50.00  ............                  2             750,000                12              41
       60.01      to       65.00  ............                  3           1,268,000                21              62
       65.01      to       70.00  ............                  4           2,286,400                38             100
----------------------------------------------------------------------------------------------------------------------------------
Total                                                          13      $    6,002,400               100%
----------------------------------------------------------------------------------------------------------------------------------


Weighted Average Loan-to-Value Ratio                                     58%
Minimum Loan-to-Value Ratio                                              39%
Maximum Loan-to-Value Ratio                                              70%





                                  Pool - AS1004
                  Distribution by Total Debt Coverage Ratio (1)

----------------------------------------------------------------------------------------------------------------------------------
                                                                         Aggregate             Percentage of        Cumulative
                                                       Number of     Principal Balance           Aggregate          Percentage
                  Debt Coverage Ratio                    Loans       As of Cut-off Date          Principal
                                                                                               Balance As of
                                                                                               Cut-off Date
----------------------------------------------------------------------------------------------------------------------------------
           1.26   to        1.50 ............                8        $     3,971,000                  66%                66%
           1.51   to        1.75 ............                1                367,000                   6                 72
           1.76   to        2.00 ............                1                 93,000                   2                 74
           2.01   to        2.25 ............                1                900,000                  15                 89
           3.51   to        3.75 ............                1                529,400                   9                 98
           5.26   to        5.50 ............                1                142,000                   2                100
----------------------------------------------------------------------------------------------------------------------------------
Total                                                       13        $     6,002,400                 100%
----------------------------------------------------------------------------------------------------------------------------------



Weighted Average Total Debt Coverage Ratio                   1.78
Minimum Total Debt Coverage Ratio                            1.26
Maximum Total Debt Coverage Ratio                            5.39


(1) Total Debt Coverage Ratio is the ratio determined by dividing the borrower's total annual net income (net of living expenses and taxes) from all sources by the borrower's total annual debt service obligations (including capital lease payments).

                                  Pool - AS1004
                       Distribution by Commodity Group (1)


-------------------------------------------------------------------------------------------------------------

                                                         Aggregate Principal        Percentage of Aggregate
                                     Number of         Balance As of Cut-off        Principal Balance As of
              Commodity Group          Loans                   Date                      Cut-off Date

-------------------------------------------------------------------------------------------------------------
Cattle and Calves                        2              $        487,000                                 8%
Cotton/Tobacco                           2                       471,000                                 8
Feed Grains                              9                     2,842,860                                47
Food Grains                              3                       640,940                                11
Oilseeds                                 4                       490,600                                 8
Permanent Plantings                      3                     1,070,000                                18
-------------------------------------------------------------------------------------------------------------
Total                                   23               $     6,002,400                               100%
-------------------------------------------------------------------------------------------------------------

(1) The number of loans in each commodity group will not equal the total number of loans because a Mortgaged Property may be used to produce multiple commodities and thus the related Qualified Loan may be allocated to more than one commodity group. As to any Qualified Loan allocated to more than one commodity group, the principal balance thereof is allocated among commodity groups based on the proportion of the Mortgaged Property used for the production of each commodity.



                                  Pool - AS1004
                             Distribution by States


---------------------------------------------------------------------------------------------------------------

                                                 Aggregate Principal         Percentage of Aggregate
                               Number of        Balance As of Cut-off        Principal Balance As of
               State             Loans                  Date                     Cut-off Date

---------------------------------------------------------------------------------------------------------------
California                        2               $        312,000                              5%
Georgia                           1                      1,000,000                             17
Illinois                          2                      1,200,000                             20
Kansas                            1                        529,400                              9
Kentucky                          1                        575,000                             10
Minnesota                         1                         93,000                              2
Montana                           1                        486,000                              8
Nebraska                          1                        390,000                              6
Ohio                              1                        150,000                              2
Utah                              1                        367,000                              6
Washington                        1                        900,000                             15
---------------------------------------------------------------------------------------------------------------
Total                            13                $     6,002,400                            100%
---------------------------------------------------------------------------------------------------------------

                           DESCRIPTION OF POOL CA1002


   The two Qualified Loans in Pool CA1002 will have had individual principal balances as of the Cut-off Date of $400,000 and $770,000 respectively. Neither of the Qualified Loans in Pool CA1002 will have been originated prior to July 1, 1996 and both have a scheduled maturity of January 1, 2002. The Qualified Loans in Pool CA1002 will have a weighted average Administrative Fee Rate as of the Cut-off Date of approximately 1.323%.

   Both of the Qualified Loans in Pool CA1002 require the payment of a Yield Maintenance Charge in connection with any principal prepayment, in whole or in part, made prior to the maturity date of each such Qualified Loan.

    Both of the Qualified Loans in Pool CA1002 are balloon loans which provide for regular annual payments of principal and interest computed on the basis of an amortization term that is longer than the related term to stated maturity, with a "balloon" payment (each, a "Balloon Payment") due at stated maturity that will be significantly larger than the annual payments (each, a "Qualified Balloon Loan").

    Pool CA1002 consists of two Qualified Loans constituting 66% and 34 % (by principal balance of the Cut-off Date), respectively, of the aggregate principal amount of such Pool. The following tables set forth additional information with respect to the Qualified Loans included in Pool CA1002, in each case as of the Cut-off Date. Percentages are based on the aggregate principal balance of Qualified Loans in Pool CA1002.




                                  Pool - CA1002
                 Distribution by Cut-off Date Principal Balance

---------------------------------------------------------------------------------------------------------------------------------
                                                                                        Aggregate              Percentage of
                                                              Number of            Principal Balance             Aggregate
                   Cut-off Date Principal Balance               Loans                As of Cut-off               Principal
                                                                                          Date                 Balance As of
                                                                                                               Cut-off Date
---------------------------------------------------------------------------------------------------------------------------------
  $     300,001      to      $    400,000...........                1           $           400,000                 34%
        700,001      to           800,000...........                1                       770,000                 66
---------------------------------------------------------------------------------------------------------------------------------
Total                                                               2           $         1,170,000                100%
---------------------------------------------------------------------------------------------------------------------------------


Average Loan Amount                                            $      585,000
Minimum Amount                                                 $      400,000
Maximum Amount                                                 $      770,000

                                  Pool - CA1002
                     Distribution by Mortgage Interest Rate

---------------------------------------------------------------------------------------------------------------------------------
                                                                          Aggregate              Precentage of Aggregate
                                                      Number        Principal Balance          Principal Balance As of
       Mortgage Interest Rate                        of Loans       As of Cut-off Date               Cut-off Date
---------------------------------------------------------------------------------------------------------------------------------
     8.501%    to        8.750% ..........              1              $     400,000                       34%
     8.751     to        9.000 ...........              1                    770,000                       66
---------------------------------------------------------------------------------------------------------------------------------
Total                                                   2              $   1,170,000                      100%
---------------------------------------------------------------------------------------------------------------------------------


Weighted Average Mortgage Interest Rate            8.870%
Minimum Mortgage Interest Rate                     8.620%
Maximum Mortgage Interest Rate                     9.000%







                                  Pool - CA1002
                        Distribution by Net Mortgage Rate

----------------------------------------------------------------------------------------------------------------------------------
                                                                                   Aggregate              Precentage of Aggregate
                                                                  Number        Principal Balance          Principal Balance As of
                   Net Mortgage Rate                             of Loans       As of Cut-off Date               Cut-off Date
-----------------------------------------------------------------------------------------------------------------------------------
        7.251%       to         7.500% ..............              1              $         400,000                34%
        7.501        to         7.750  ..............              1                        770,000                66
----------------------------------------------------------------------------------------------------------------------------------
 Total                                                             2              $       1,170,000               100%
----------------------------------------------------------------------------------------------------------------------------------


Weighted Average Net Mortgage Rate                           7.547%
Minimum Net Mortgage Rate                                    7.330%
Maximum Net Mortgage Rate                                    7.660%

                                  Pool - CA1002
                        Distribution by Amortization Type



----------------------------------------------------------------------------------------------------------------------------------
                                                                Aggregate         Percentage         Weighted           Weighted
                                                                Principal        of Aggregate      Average Cut-         Average
                        Year of                      Number   Balance As of   Principal Balance   Off Date Loan-      Balloon-to
                        Maturity                    of Loans  Cut-off Date   As of Cut-off Date   to-Value Ratio    Value Ratio (1)

----------------------------------------------------------------------------------------------------------------------------------
Balloon Loans         2002         ............      2       $   1,170,000           100%              67%              57%
----------------------------------------------------------------------------------------------------------------------------------
Total                                                2       $   1,170,000           100%
----------------------------------------------------------------------------------------------------------------------------------


(1) The Weighted Average Balloon-to-Value Ratio represents the percentage of the weighted average of the Balloon Payments of the Qualified Balloon Loans in the Pool to the weighted average appraised value of the related Mortgaged Properties





                                  Pool - CA1002
                   Distribution by Remaining Amortization Term

--------------------------------------------------------------------------------------------------------------------------------
                                                                        Aggregate Percentage            Percentage of
                                                                         Principal Balance          Aggregate Principal
                 Remaining Amortization Term         Number of            As of Cut-off             Balance As of Cut-off
                                                       Loans                   Date                         Date
--------------------------------------------------------------------------------------------------------------------------------
168      to         180 ...................              2           $      1,170,000                        100%

--------------------------------------------------------------------------------------------------------------------------------
Total                                                    2           $      1,170,000                        100%
--------------------------------------------------------------------------------------------------------------------------------


Weighted Average Remaining Amortization Term           180  months
Minimum Remaining Amortization Term                    180  months
Maximum Remaining Amortization Term                    180  months

                                  Pool - CA1002
                Distribution by Cut-off Date Loan-to-Value Ratio

----------------------------------------------------------------------------------------------------------------------------------
                                                                       Aggregate          Percentage of      Cumulative
                                                                        Principal           Aggregate         Percentage
                  Loan-to-Value Ratio                   Number of     Balance As of         Principal
                                                          Loans       Cut-off Date        Balance As of
                                                                                          Cut-off Date
-----------------------------------------------------------------------------------------------------------------------------------
       60.01%     to      65.00% ....................       1         $      400,000            34%             34%
       65.01      to      70.00  ....................       1                770,000            66             100
----------------------------------------------------------------------------------------------------------------------------------
Total                                                       2          $   1,170,000           100%
----------------------------------------------------------------------------------------------------------------------------------


Weighted Average Loan-to-Value Ratio                  67%
Minimum Loan-to-Value Ratio                           62%
Maximum Loan-to-Value Ratio                           70%






                                  Pool - CA1002
                  Distribution by Total Debt Coverage Ratio (1)


----------------------------------------------------------------------------------------------------------------------------------
                                                                         Aggregate             Percentage of        Cumulative
                                                       Number of     Principal Balance           Aggregate          Percentage
                  Debt Coverage Ratio                    Loans       As of Cut-off Date          Principal
                                                                                               Balance As of
                                                                                               Cut-off Date
----------------------------------------------------------------------------------------------------------------------------------
           1.26      to         1.50 ...............        2         $     1,170,000                100%              100%
----------------------------------------------------------------------------------------------------------------------------------
Total                                                       2         $     1,170,000                100%
----------------------------------------------------------------------------------------------------------------------------------


Weighted Average Total Debt Coverage Ratio                    1.43
Minimum Total Debt Coverage Ratio                             1.40
Maximum Total Debt Coverage Ratio                             1.50


(1) Total Debt Coverage Ratio is the ratio determined by dividing the borrower's total annual net income (net of living expenses and taxes) from all sources by the borrower's total annual debt service obligations (including capital lease payments).

                                                        Pool - CA1002
                                             Distribution by Commodity Group (1)


--------------------------------------------------------------------------------------------------------------------------

                                                         Aggregate Principal        Percentage of Aggregate
                                     Number of         Balance As of Cut-off        Principal Balance As of
              Commodity Group          Loans                   Date                      Cut-off Date

--------------------------------------------------------------------------------------------------------------------------
Feed Grains                             1                        $770,000                       66%
Permanent Plantings                     1                         400,000                       34
--------------------------------------------------------------------------------------------------------------------------
Total                                   2                $      1,170,000                      100%
--------------------------------------------------------------------------------------------------------------------------

(1) The number of loans in each commodity group will not equal the total number of loans because a Mortgaged Property may be used to produce multiple commodities and thus the related Qualified Loan may be allocated to more than one commodity group. As to any Qualified Loan allocated to more than one commodity group, the principal balance thereof is allocated among commodity groups based on the proportion of the Mortgaged Property used for the production of each commodity.






                                                        Pool - CA1002
                                                    Distribution by States


--------------------------------------------------------------------------------------------------------

                                          Aggregate Principal         Percentage of Aggregate
                        Number of        Balance As of Cut-off        Principal Balance As of
         State             Loans                  Date                     Cut-off Date

--------------------------------------------------------------------------------------------------------
Idaho                      1               $        770,000                   66%
Washington                 1                        400,000                   34
--------------------------------------------------------------------------------------------------------
Total                      2               $      1,170,000                   100%
--------------------------------------------------------------------------------------------------------

                           DESCRIPTION OF POOL CS1002


   The Qualified Loans in Pool CS1002 will have had individual principal balances as of the Cut-off Date of not less than $120,000 and not more than $2,300,000. None of the Qualified Loans in Pool CS1002 will have been originated prior to July 1, 1996. The Qualified Loans in Pool CS1002 will have a weighted average Administrative Fee Rate as of the Cut-off Date of approximately 1.265%.

   All of the Qualified Loans in Pool CS1002 require the payment of a Yield Maintenance Charge in connection with any principal prepayment, in whole or in part, made prior to the maturity date of each such Qualified Loan.

    All of the Qualified Loans in Pool CS1002 are balloon loans which provide for regular semi-annual payments of principal and interest computed on the basis of an amortization term that is longer than the related term to stated maturity, with a "balloon" payment (each, a "Balloon Payment") due at stated maturity that will be significantly larger than the semi-annual payments (each, a "Qualified Balloon Loan").

   One Qualified Loan included in Pool CS1002 constitutes 47% (by principal balance as of the Cut-off Date) of the aggregate principal amount of such Pool. Such Qualified Loan has the following additional characteristics (in each case, as of the Cut-off Date):


Principal Balance ....................................      $   2,300,000
Mortgage Interest Rate ...............................               8.60%
Net Mortgage Rate ....................................               7.13%
Year of Maturity .....................................               2002
Loan-to-Value Ratio ..................................                 50%
Original term to Maturity ............................            5 years



   The Mortgaged Property securing such Qualified Loan is located in the State of Oregon; the primary commodities produced on such property are sugar beets and wheat. The loan is a Qualified Balloon Loan, with an amortization schedule of 25 years. The total debt service coverage ratio (which ratio gives effect to all sources of income) for such loan is 1.40. See "RISK FACTORS -- "Relative Loan Sizes."

   The following tables set forth additional information with respect to the Qualified Loans included in Pool CS1002, in each case as of the Cut-off Date. Percentages are based on the aggregate principal balance of Qualified Loans in Pool CS1002.

                                  Pool - CS1002
                 Distribution by Cut-off Date Principal Balance

----------------------------------------------------------------------------------------------------------------------------------
                                                                                        Aggregate              Percentage of
                                                              Number of            Principal Balance             Aggregate
                   Cut-off Date Principal Balance               Loans                As of Cut-off               Principal
                                                                                          Date                 Balance As of
                                                                                                               Cut-off Date
----------------------------------------------------------------------------------------------------------------------------------
$     100,001        to      $ 200,000.............              2              $         266,300                      5%
      200,001        to        300,000.............              1                        250,000                      5
      300,001        to        400,000.............              1                        306,000                      6
      700,001        to        800,000.............              1                        760,000                     16
      900,001        to      1,000,000.............              1                      1,000,000                     20
    2,200,001        to      2,300,000.............              1                      2,300,000                     47
----------------------------------------------------------------------------------------------------------------------------------
Total                                                            7              $       4,882,300                    100%
----------------------------------------------------------------------------------------------------------------------------------


Average Loan Amount                         $          697,471
Minimum Amount                              $          120,000
Maximum Amount                              $        2,300,000




                                  Pool - CS1002
                     Distribution by Mortgage Interest Rate

----------------------------------------------------------------------------------------------------------------------------------
                                                                          Aggregate              Precentage of Aggregate
                                                      Number        Principal Balance          Principal Balance As of
       Mortgage Interest Rate                        of Loans       As of Cut-off Date               Cut-off Date
----------------------------------------------------------------------------------------------------------------------------------
     8.001 %      to        8.250 % ...........         1            $          760,000                    16%
     8.251        to        8.500 .............         3                     1,426,000                    29
     8.501        to        8.750 .............         2                     2,550,000                    52
     8.751        to        9.000 .............         1                       146,300                     3
----------------------------------------------------------------------------------------------------------------------------------
Total                                                   7            $        4,882,300                   100%
----------------------------------------------------------------------------------------------------------------------------------


Weighted Average Mortgage Interest Rate                     8.494%
Minimum Mortgage Interest Rate                              8.160%
Maximum Mortgage Interest Rate                              8.800%

                                  Pool - CS1002
                        Distribution by Net Mortgage Rate

---------------------------------------------------------------------------------------------------------------------------------
                                                                              Aggregate              Precentage of Aggregate
                                                            Number        Principal Balance          Principal Balance As of
             Net Mortgage Rate                             of Loans       As of Cut-off Date               Cut-off Date
---------------------------------------------------------------------------------------------------------------------------------
  7.001%       to     7.250%........................           4         $       3,486,000                        71%
  7.251        to     7.500 ........................           2                 1,250,000                         5
  7.501        to     7.750 ........................           1                   146,300                        23
---------------------------------------------------------------------------------------------------------------------------------
 Total                                                         7         $       4,882,300                       100%
---------------------------------------------------------------------------------------------------------------------------------


Weighted Average Net Mortgage Rate                7.229%
Minimum Net Mortgage Rate                         7.070%
Maximum Net Mortgage Rate                         7.720%






                                  Pool - CS1002
                   Distribution by Remaining Amortization Term

---------------------------------------------------------------------------------------------------------------------------------
                                                             Aggregate Percentage            Percentage of
                                                              Principal Balance          Aggregate Principal
       Remaining Amortization Term         Number of            As of Cut-off             Balance As of Cut-off
                                            Loans                   Date                         Date
---------------------------------------------------------------------------------------------------------------------------------
168     to         180 ...............       5              $      2,332,300                   48%
288     to         300 ...............       2                     2,550,000                   52

---------------------------------------------------------------------------------------------------------------------------------
Total                                        7              $      4,882,300                  100%
---------------------------------------------------------------------------------------------------------------------------------


Weighted Average Remaining Amortization Term                243 months
Minimum Remaining Amortization Term                         180 months
Maximum Remaining Amortization Term                         300 months

                                  Pool - CS1002
                        Distribution by Amortization Type


----------------------------------------------------------------------------------------------------------------------------------
                                                                Aggregate         Percentage         Weighted           Weighted
                                                                Principal        of Aggregate      Average Cut-         Average
                        Year of                      Number   Balance As of   Principal Balance   Off Date Loan-      Balloon-to
                        Maturity                    of Loans  Cut-off Date   As of Cut-off Date   to-Value Ratio    Value Ratio (1)

----------------------------------------------------------------------------------------------------------------------------------
Balloon Loans         2001         ...........         2     $   1,010,000           21%               52%              44%

Balloon Loans         2002         ...........         5         3,872,300           79                56               49
----------------------------------------------------------------------------------------------------------------------------------
Total                                                  7     $   4,882,300          100%               55%
----------------------------------------------------------------------------------------------------------------------------------



Weighted Average Maturity Date                    1/1/02
Minimum Maturity Date                             7/1/01
Maximum Maturity Date                             1/1/02


(1) The Weighted Average Balloon-to-Value Ratio represents the percentage of the weighted average of the Balloon Payments of the Qualified Balloon Loans in the Pool to the weighted average appraised value of the related Mortgaged Properties


                                  Pool - CS1002
                Distribution by Cut-off Date Loan-to-Value Ratio

----------------------------------------------------------------------------------------------------------------------------------
                                                                       Aggregate          Percentage of      Cumulative
                                                                        Principal           Aggregate         Percentage
                  Loan-to-Value Ratio                   Number of     Balance As of         Principal
                                                          Loans       Cut-off Date        Balance As of
                                                                                          Cut-off Date
----------------------------------------------------------------------------------------------------------------------------------
       40.01%     to       45.00%   .................       1     $        250,000              5%                5%
       45.01      to       50.00    .................       1            2,300,000             47                52
       50.01      to       55.00    .................       1              760,000             16                68
       60.01      to       65.00    .................       1            1,000,000             20                88
       65.01      to       70.00    .................       3              572,300             12               100
----------------------------------------------------------------------------------------------------------------------------------
Total                                                       7     $      4,882,300            100%
----------------------------------------------------------------------------------------------------------------------------------


Weighted Average Loan-to-Value Ratio                       55%
Minimum Loan-to-Value Ratio                                43%
Maximum Loan-to-Value Ratio                                70%

                                  Pool - CS1002
                  Distribution by Total Debt Coverage Ratio (1)


-----------------------------------------------------------------------------------------------------------------------------------
                                                                         Aggregate             Percentage of        Cumulative
                                                       Number of     Principal Balance           Aggregate          Percentage
                  Debt Coverage Ratio                    Loans       As of Cut-off Date          Principal
                                                                                               Balance As of
                                                                                               Cut-off Date
-----------------------------------------------------------------------------------------------------------------------------------
           1.26   to       1.50 ...............             3     $        2,670,000                  55%             55%
           2.26   to       2.50 ...............             1              1,000,000                  20              75
           2.76   to       3.00 ...............             1                306,000                   6              81
           5.01   to       5.25 ...............             1                760,000                  16              97
           5.26   to       5.50 ...............             1                146,300                   3             100
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                       7      $       4,882,300                 100%
-----------------------------------------------------------------------------------------------------------------------------------


Weighted Average Total Debt Coverage Ratio                            2.42
Minimum Total Debt Coverage Ratio                                     1.40
Maximum Total Debt Coverage Ratio                                     5.33


(1) Total Debt Coverage Ratio is the ratio determined by dividing the borrower's total annual net income (net of living expenses and taxes) from all sources by the borrower's total annual debt service obligations (including capital lease payments).


                                  Pool - CS1002
                       Distribution by Commodity Group (1)


------------------------------------------------------------------------------------------------------------------------------------

                                                                            Aggregate Principal        Percentage of Aggregate
                                                         Number of         Balance As of Cut-off        Principal Balance As of
              Commodity Group                              Loans                   Date                      Cut-off Date

------------------------------------------------------------------------------------------------------------------------------------
Cattle and Calves                                             1            $           250,000                    5
Food Grains                                                   1                      1,150,000                   24%
Permanent Plantings                                           7                      2,332,300                   48
Sugarbeets, Cane and Other Crops                              1                      1,150,000                   24
------------------------------------------------------------------------------------------------------------------------------------
Total                                                        10            $         4,882,300                  100%
------------------------------------------------------------------------------------------------------------------------------------

(1) The number of loans in each commodity group will not equal the total number of loans because a Mortgaged Property may be used to produce multiple commodities and thus the related Qualified Loan may be allocated to more than one commodity group. As to any Qualified Loan allocated to more than one commodity group, the principal balance thereof is allocated among commodity groups based on the proportion of the Mortgaged Property used for the production of each commodity.

                                  Pool - CS1002
                             Distribution by States

---------------------------------------------------------------------------------------------------------

                                          Aggregate Principal         Percentage of Aggregate
                        Number of        Balance As of Cut-off        Principal Balance As of
         State             Loans                  Date                     Cut-off Date
---------------------------------------------------------------------------------------------------------
California                   5           $        2,332,300                     48%
Oregon                       2                    2,550,000                     52
---------------------------------------------------------------------------------------------------------
Total                        7           $        4,882,300                    100%
---------------------------------------------------------------------------------------------------------

PROSPECTUS

GUARANTEED AGRICULTURAL MORTGAGE-BACKED SECURITIES ("AMBS")
(ISSUABLE IN SERIES)

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
GUARANTOR

FARMER MAC MORTGAGE SECURITIES CORPORATION
DEPOSITOR

                                 --------------

The securities offered hereby and by Supplements to this Prospectus (the "AMBS" or "Certificates") will be offered from time to time in one or more series (each, a "Series"). Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") consisting of one or more segregated pools (each, a "Pool") of various types of agricultural real estate mortgage loans ("Qualified Loans"), the portions of loans guaranteed by the United States Secretary of Agriculture ("Guaranteed Portions"), Trust Fund AMBS (as defined herein), mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Qualified Loans or Guaranteed Portions or any combination thereof (with respect to any Series, collectively, the "Qualified Assets").

Each Certificate will be covered by a guarantee (the "Farmer Mac Guarantee") of the timely payment of required distributions of interest and principal of the Federal Agricultural Mortgage Corporation ("Farmer Mac"), a federally chartered instrumentality of the United States, as described herein and in the related Prospectus Supplement. See "FEDERAL AGRICULTURAL MORTGAGE CORPORATION" herein.

                                 --------------

THE OBLIGATIONS OF FARMER MAC UNDER ITS GUARANTEE ARE OBLIGATIONS SOLELY OF FARMER MAC AND ARE NOT OBLIGATIONS OF, AND ARE NOT GUARANTEED BY, THE FARM CREDIT ADMINISTRATION, THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES (OTHER THAN FARMER MAC), AND ARE NOT BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should review the information appearing on page 13 herein under the caption "RISK FACTORS" and such information as may be set forth under the caption "RISK FACTORS" in the related Prospectus Supplement before purchasing any Certificate

                                 --------------

Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

Farmer Mac will publish and regularly update information regarding the Pools and related Qualified Loans. See "AVAILABLE INFORMATION" herein.

Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "METHOD OF DISTRIBUTION" herein and in the related Prospectus Supplement.

June 26, 1996

   Each Series of Certificates will consist of one or more classes of Certificates (each, a "Class") that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (v) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds; and/or (vii) be entitled to distributions of any Prepayment Premium and Yield Maintenance Charge (each as defined herein), to the extent collected, in each case as described in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES" herein and in the related Prospectus Supplement.

   Principal and interest with respect to Certificates will be distributable quarterly, semi-annually or annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the
Certificates of any Series will be made only from the assets of the related Trust Fund, including, without limitation, the related Farmer Mac Guarantee.

   The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Originator, any Seller, any Central Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Other than the Farmer Mac Guarantee, neither the Certificates nor any assets in the related Trust Fund (other than Guaranteed Portions) will be guaranteed or insured by any governmental agency or instrumentality or by any other person. The Qualified Assets in each Trust Fund will be held in trust for the benefit of the holders of the related Series of Certificates pursuant to a Trust Agreement, as more fully described herein. See "DESCRIPTION OF THE AGREEMENTS" herein.

   The yield on each Class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchases and defaults) on the Qualified Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "YIELD CONSIDERATIONS" herein and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a real estate mortgage investment conduit or "REMIC" for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.

   Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to the Certificates of each Series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the Class or Classes of Certificates, the payment provisions with respect to each such Class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such Class; (ii) the aggregate principal amount and distribution dates relating to such Series and, if applicable, the initial and final scheduled distribution dates for each Class; (iii) information as to the Qualified Assets comprising the Trust Fund, including the general characteristics of such assets (with respect to the Certificates of any Series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) information as to the terms of the Farmer Mac Guarantee of the Certificates;
(viii) whether such Certificates will be initially issued in definitive or book-entry form; and (ix) to what extent, if any, the Farmer Mac Guarantee will cover the timely payment of the related Balloon Payment on any Qualified Balloon Loan.

                              AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Certificates. The Depositor intends to establish a trust and cause it to issue a Series of Certificates as soon as practicable after the Registration Statement is declared effective. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.


   The Depositor will mail or cause to be mailed to holders of Definitive Certificates (as defined herein) of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until Definitive Certificates are issued such reports will be sent on behalf of the related Trust Fund to the office identified for such purpose in the related Prospectus Supplement. Such reports may be available to Beneficial Owners (as defined herein) of the Certificates upon request to their respective Direct Participants or Indirect
Participants (as defined herein). See "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders; Publication of Certificate Factors" and "DESCRIPTION OF THE AGREEMENTS" herein.

   The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Certificates referenced in the preceding paragraph. In addition, because of the limited number of Certificateholders expected for each Series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates or an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

   Farmer Mac will publish and regularly update for the benefit of AMBS investors information about the Certificates and Pools underlying such
Certificates ("AMBS Information"). Generally, Farmer Mac will provide AMBS Information on a periodic scheduled basis after the date on which the related Pool is formed. The information will be available from various sources, including several information vendors that provide securities information. Investors can obtain the names of those vendors disseminating AMBS Information by writing
Farmer Mac at 919 18th Street, N.W. Washington, D.C. 20006 or calling Farmer Mac's Investor Inquiry Department at 1-800-TRY-FARM (879-3276).


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   All documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Certificates evidencing interests therein shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof. In addition, Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 1995 and Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 each filed with the Commission pursuant to the Exchange Act shall also be deemed to be incorporated by reference in this Prospectus and to be a part hereof. All documents filed by
Farmer Mac pursuant to the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering made by this Prospectus will likewise be deemed to be incorporated by reference herein. Upon request, the Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Farmer Mac Mortgage Securities Corporation, 919 18th Street, N.W., Suite 200, Washington, D.C. 20006, Attention: Corporate Secretary. The Depositor has determined that its financial statements are not material to the offering of any Certificates.

                                     SUMMARY

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. An Index of Principal Definitions is included at the end of this Prospectus.

Title                    of Certificates Guaranteed Agricultural Mortgage-Backed
                         Securities    ("AMBS")    issuable   in   Series   (the
                         "Certificates").

Guarantor                Federal  Agricultural   Mortgage  Corporation  ("Farmer
                         Mac"), a federally chartered instrumentality of the United States, established by Title VIII of the Farm
                         Credit  Act  of  1971,  as  amended  (the  "Farmer  Mac
                         Charter").

The 1996 Amendment       The Farm  Credit  System  Reform Act of 1996,  Pub.  L.
                         104-105 (the "1996 Amendment"),  signed into law by the
                         President  of the United  States on February  10, 1996,
                         modified  the  Farmer  Mac  Charter  as it  theretofore
                         existed in several  major  respects,  by,  among  other
                         things (i) authorizing Farmer Mac to purchase Qualified
                         Loans and to include such purchased  Qualified Loans in
                         Trust  Funds  serving  as  the  basis  for   securities
                         guaranteed by Farmer Mac, (ii)  extending from December
                         1996 to December  1999 the  statutory  deadline for the
                         full   imposition   of   certain   regulatory   capital
                         requirements   applicable  to  Farmer  Mac,  and  (iii)
                         eliminating  statutory  requirements for credit support
                         features  aggregating  not less than ten percent of the
                         initial  principal  balances  of  Qualified  Loans in a
                         Trust  Fund.  The  1996  Amendment  also  made  various
                         statutory   changes  intended  to  further   streamline
                         program   operations  and  clarify  certain   ambiguous
                         statutory   provisions.   See   "FEDERAL   AGRICULTURAL
                         MORTGAGE  CORPORATION"  and  "RISK  FACTORS  --  Recent
                         Developments Affecting Farmer Mac" herein.

Depositor                Farmer   Mac   Mortgage   Securities   Corporation,   a
                         wholly-owned   subsidiary   of  Farmer  Mac.  See  "THE
                         DEPOSITOR" herein.

The Master Servicer      Farmer  Mac  will  act as the  Master  Servicer  of the
                         Qualified  Loans  included in or underlying  each Trust
                         Fund  (in  such  capacity,   the  "Master   Servicer").
                         Although  Farmer Mac will be legally and  contractually
                         responsible  for all  servicing,  it will  conduct  its
                         servicing  responsibilities for each Trust Fund through
                         one  or  more  Central   Servicers  (each,  a  "Central
                         Servicer")  which  will be  identified  in the  related
                         Prospectus Supplement.

Trustee                  The  trustee  (the   "Trustee")   for  each  Series  of
                         Certificates will be named in the related Prospectus Supplement. See "DESCRIPTION OF THE AGREEMENTS -- The Trustee."

The Trust Assets          Each  Series of  Certificates  will  represent  in the
                          aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

     (a) Qualified
          Assets The Qualified Assets with respect to each Series of Certificates will consist of (i) agricultural real estate mortgage loans (col lectively, the "Qualified Loans"), (ii) portions of loans guaranteed by the United States Secretary of Agriculture pursuant to the Consolidated Farm and Rural Development Act (7 U.S.C. SectionSection1921 et seq.) ("Guaranteed Portions"), (iii) Farmer Mac Guaranteed Agricultural Mortgage-Backed Securities ("Trust Fund AMBS"), mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Qualified Loans or Guaranteed Portions (collectively, the "QMBS") or (iv) a combination of Guaranteed Portions and QMBS. AMBS and Trust Fund AMBS refer to Certificates issued and offered pursuant to this Registration Statement. The Qualified Loans will not be guaranteed or insured by Farmer Mac or any of its affiliates or by any governmental agency or instrumentality or other person. As more specifically described herein, the Qualified Loans will be secured by a fee simple mortgage or a minimum 50-year leasehold mortgage, with status as a first lien on Agricultural Real Estate (as defined below) that is located within the United States (the "Mortgaged Properties"). A Qualified Loan must be an obligation of (i) a citizen or national of the United States or an alien lawfully admitted for permanent residence in the United States; or (ii) a private corporation or partnership whose members, stockholders or partners holding a majority interest in the corporation or partnership are individuals described in clause (i). A Qualified Loan must also be an obligation of a person, corporation or partnership having farming experience or other training sufficient to ensure a reasonable likelihood of repayment of the loan according to its terms. A Qualified Loan may be an existing or newly originated mortgage loan that conforms to the requirements set forth in the Farmer Mac program documents (the "Guides").

                         Qualified Loans are secured by Agricultural Real Estate. "Agricultural Real Estate" is defined as a parcel or parcels of land, which may be improved by buildings or other structures permanently affixed to the parcel or parcels, that (a) are used for the production of one or more agricultural commodities and
                         (b) consist of a minimum of five acres or are used in producing minimum annual receipts of at least $5,000. The principal amount of a Qualified Loan secured by Agricultural Real Estate may not exceed $3,500,000, as adjusted for inflation as of December 31, 1995.

                         Each Qualified Loan may provide for accrual of interest thereon at an interest rate (a " Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or is partially fixed and partially floating or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time at the Mortgagor's election, in each case as described in the related Prospectus Supplement. The floating Mortgage Interest Rates on the Qualified Loans in a Trust Fund may be based on one or more indices. Each Qualified Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for accelerated amortization, in each case as described in the related Prospectus Supplement. Each Qualified Loan may be fully amortizing or require a balloon payment (each such payment, a "Balloon Payment") due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Qualified Loan may contain prohibitions on prepayment or require payment of a Prepayment Premium or a Yield Maintenance Charge (each term as defined herein) in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Qualified Loans may provide for payments of principal, interest or both, on due dates that occur quarterly, semi-annually, annually or at such other interval as is specified in the related Prospectus Supplement. See "DESCRIPTION OF THE TRUST FUNDS -- Qualified Loans."

     (b) Farmer Mac
         Guarantee       The  Certificates  of each  Series will be covered by a
                         Farmer Mac Guarantee.  Because the Farmer Mac Guarantee
                         runs  directly to Holders,  it does not directly  cover
                         payments on the related  Qualified Loans included in or
                         underlying  the  related  Trust  Fund.  Each Farmer Mac
                         Guarantee will provide for the payment by Farmer Mac to
                         Holders of any and all amounts  necessary to assure the
                         timely  payment  of  all  required   distributions   of
                         interest  and  principal  on  the  Certificates  to the
                         extent set forth in the related Prospectus  Supplement.
                         The  related  Prospectus  Supplement  will  specify the
                         extent of Farmer Mac's  guarantee  obligation,  if any,
                         with respect to any Qualified Loan in default as to its
                         Balloon  Payment and will discuss any resulting  impact
                         on the expected yield of the related Certificates.  See
                         "YIELD,  PREPAYMENT AND MATURITY CONSIDERATIONS" in the
                         related Prospectus Supplement.  In addition, Farmer Mac
                         guarantees the distribution to Holders of the principal
                         balance of each Class of  Certificates in full no later
                         than the related Final  Distribution  Date,  whether or
                         not sufficient  funds are available in the  Certificate
                         Account. Farmer Mac's obligations under each Farmer Mac
                         Guarantee are obligations  solely of Farmer Mac and are
                         not  backed by the full  faith and credit of the United
                         States.  Farmer Mac will not guarantee  the  collection
                         from  any  borrower  of any  yield  maintenance  charge
                         ("Yield  Maintenance  Charge")  or  any  other  premium
                         ("Prepayment  Premiums")  payable in connection  with a
                         principal  prepayment on a Qualified  Loan,  and in the
                         event the related Trust Agreement  entitles the related
                         Holders   to  receive   distributions   of  such  Yield
                         Maintenance  Charges  or  Prepayment   Premiums,   such
                         Holders  will  receive  such amounts only to the extent
                         actually  collected.  Under  the  Farmer  Mac  Charter,
                         Farmer  Mac  is  required  to  establish  a  segregated
                         account  into  which it will  deposit a portion  of the
                         guarantee   fees  it   receives   for   its   guarantee
                         obligations.   Farmer  Mac  expects   that  its  future
                         contingent  liabilities  in  respect of  guarantees  of
                         outstanding  securities backed by agricultural mortgage
                         loans will substantially  exceed any amounts on deposit
                         in such reserve account.  The amount on deposit in such
                         reserve  account as of the end of any calendar  quarter
                         is set forth (as an
                         allowance  for  losses)  in Farmer  Mac's  consolidated
                         balance   sheets   filed   with  the   Commission   and
                         incorporated by reference herein. See "INCORPORATION OF
                         CERTAIN INFORMATION BY REFERENCE" herein. If this reserve account so established, together with any remaining general Farmer Mac assets, is insufficient to enable Farmer Mac to make a required payment under any Farmer Mac Guarantee, Farmer Mac will issue obligations to the Secretary of the Treasury in an amount at any time outstanding not to exceed $1,500,000,000. The
                         Secretary of the Treasury is required to purchase obligations issued by Farmer Mac not later than ten business days after receipt by the Secretary of the Treasury of a certification by Farmer Mac in accordance with the requirements of the Farmer Mac Charter. The
                         Trust Agreement will contain various timing mechanisms designed to assure that Farmer Mac will have sufficient advance notice of any obligation under a Farmer Mac
                         Guarantee in order, to the extent required, to make timely demand upon the Secretary of the Treasury. If for any reason beyond the control of any Holder, such Holder fails to receive on any Distribution Date such Holder's portion of any payment required pursuant to the Farmer Mac Guarantee, such Holder may, through the related Trustee, enforce such obligation against Farmer
                         Mac to the extent of such Holder's portion. Farmer Mac anticipates that its future contingent liabilities in respect of guarantees of outstanding securities backed by agricultural mortgage loans will greatly exceed its resources, including its limited ability to borrow from the United States Treasury. See "FEDERAL AGRICULTURAL
                         MORTGAGE CORPORATION" herein.

     (c) Collection Account;
         Certificate
          Account Each Trust Fund will include one or more accounts (each, a "Collection Account") established and maintained on behalf of the Certificateholders into which the Central Servicer designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Qualified Assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term obligations. Prior to each Distribution Date, the Central Servicer will remit to Farmer Mac, as Master Servicer, for deposit into the Certificate Account maintained by it funds then held in the Collection Account that are applicable to the distribution on such following Distribution Date. See "DESCRIPTION OF THE AGREEMENTS -- Accounts" herein.

Description of
 Certificates

                         Each Series of Certificates evidencing an interest in a Trust Fund will be issued pursuant to a Trust Agreement. If Qualified Loans are included in a Trust Fund, they will be master serviced by Farmer Mac pursuant to the related Trust Agreement. Farmer Mac's servicing responsibilities under the Trust Agreement will be performed on its behalf by one or more

                         Central Servicers pursuant to Servicing Contracts with Farmer Mac. Qualified Assets deposited into a Trust
                         Fund by the Depositor will have been sold to it by Originators or other holders of Qualified Loans (collectively, "Sellers") pursuant to a Master Loan Sale Agreement (each a "Sale Agreement"). The Trust Agreements, Servicing Contracts and Sale Agreements for a particular Trust Fund are referred to herein as the "Agreements." See "DESCRIPTION OF THE TRUST FUNDS" herein and "DESCRIPTION OF THE QUALIFIED LOANS" in the Prospectus Supplement. Each Series of Certificates will include one or more Classes. Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund. Each Class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or floating interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate, if any, for each Class of Certificates or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate. See "DESCRIPTION OF THE CERTIFICATES" herein and in the related Prospectus Supplement.

Distributions on
  Certificates

                         Each Series of Certificates will consist of one or more Classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be entitled to principal distributions with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iii) be entitled to interest distributions with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual Certificates");
                         (v) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds; and/or (vii) to the extent the Trust Agreement so provides, be entitled to distributions of any Prepayment Premiums and Yield Maintenance Charges to the extent collected, in each case as described in the related Prospectus Supplement. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

     (a) Interest        Interest  on each  Class of  Certificates  (other  than
                         Stripped Principal  Certificates and certain Classes of
                         Stripped  Interest  Certificates)  of each  Series will
                         accrue  at  the  applicable  Pass-Through  Rate  on the
                         outstanding  Certificate  Balance  thereof  and will be
                         distributed  to  Certificateholders  as provided in the
                         related  Prospectus  Supplement  (each of the specified
                         dates  on  which   distributions  are  to  be  made,  a
                         "Distribution  Date").  Distributions  with  respect to
                         interest on Stripped Interest  Certificates may be made
                         on each  Distribution  Date on the basis of a  notional
                         amount  as   described   in  the   related   Prospectus
                         Supplement.  Stripped  Principal  Certificates  with no
                         stated Pass-Through Rate will not accrue interest.  See
                         "YIELD   CONSIDERATIONS"   and   "DESCRIPTION   OF  THE
                         CERTIFICATES  --   Distributions  of  Interest  on  the
                         Certificates" herein.

     (b) Principal       The  Certificates of each Series will have an aggregate
                         Certificate  Balance  no greater  than the  outstanding
                         principal  balance  of the  Qualified  Assets as of the
                         close of business on the first day of  formation of the
                         related   Trust  Fund  (the  "Cut-off   Date"),   after
                         application of scheduled payments due on or before such
                         date, whether or not received.  The Certificate Balance
                         of  a  Certificate   outstanding   from  time  to  time
                         represents  the maximum  amount that the holder thereof
                         is then  entitled  to receive  in respect of  principal
                         from  future  cash flows on the  assets in the  related
                         Trust Fund.  Distributions of principal will be made on
                         each  Distribution  Date to the  Class  or  Classes  of
                         Certificates  entitled  thereto  until the  Certificate
                         Balances  of such  Certificates  have been  reduced  to
                         zero.  Distributions  of  principal  of  any  Class  of
                         Certificates will be made on a pro rata basis among all
                         of  the   Certificates  of  such  Class  or  by  random
                         selection,  as  described  in  the  related  Prospectus
                         Supplement.  Stripped  Interest  Certificates  with  no
                         Certificate  Balance will not receive  distributions in
                         respect  of   principal.   See   "DESCRIPTION   OF  THE
                         CERTIFICATES  --  Distributions  of  Principal  of  the
                         Certificates" herein.

 Qualified Loan Groups   The Qualified Loans in a Trust Fund may be divided,  to
                         the  extent  set  forth  in  the   related   Prospectus
                         Supplement,  into  two or more  Qualified  Loan  Groups
                         comprised of  Qualified  Loans  having,  in some cases,
                         similar  Due Dates  for  scheduled  payments  and/or in
                         other cases generally  similar Mortgage  Interest Rates
                         or methods  of  calculating  such  rates and  scheduled
                         final  maturities.  The related  Prospectus  Supplement
                         will specify  whether a Qualified  Loan Group will, for
                         Farmer  Mac   designation   and   reporting   purposes,
                         constitute  a  Pool  and  will  specify  the  numerical
                         designation   for  each  Pool  comprising  the  related
                         Series. Payments of interest and principal on the Qualified Loans in a Qualified Loan Group, will be applied first to required distributions on the related
                         Class or Classes of Certificates.  Thus, each Qualified
                         Loan Group and each related Class or Classes of Certificates will be separate and distinct from every other

                         Qualified Loan Group and its related Class or Classes of Certificates, except with respect to Certificates evidencing an ownership interest only in interest payments or residual payments from Qualified Loans in two or more Qualified Loan Groups. Information with respect to any Qualified Loan Group will be set forth in the related Prospectus Supplement. If the Qualified Loans included in a Trust Fund are divided into Qualified Loan Groups, references herein to the Qualified Loans in such Trust Fund will refer, to the extent required by the context, to such Qualified Loan Groups.

Advances Each Central Servicer will be obligated as part of its sub-servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Qualified Loans in such Trust Fund deemed to be recoverable ("Advances"). Neither the Depositor nor any of its affiliates will have any responsibility to make such Advances, although the failure to advance may trigger Farmer Mac's obligations under the Farmer Mac Guarantee. Advances are reimbursable generally from subsequent recoveries in respect of such Qualified Loans and otherwise to the extent described herein and in the related Prospectus Supplement. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes QMBS will describe any corresponding advancing obligation of any person in connection with such QMBS. See "DESCRIPTION OF THE CERTIFICATES -- Advances in Respect of Delinquencies" herein.

Termination              If so specified in the related Prospectus Supplement, a
                         Series of Certificates may be subject to optional early
                         termination  through the  repurchase  of the  Qualified
                         Assets in the related Trust Fund by the party specified
                         therein,  under the circumstances and in the manner set
                         forth therein. If so provided in the related Prospectus
                         Supplement,  upon  the  reduction  of  the  Certificate
                         Balance of a specified Class or Classes of Certificates
                         by a specified  percentage  or amount or on and after a
                         date specified in such Prospectus Supplement, the party
                         specified therein will solicit bids for the purchase of
                         all of the Qualified  Assets of the Trust Fund, or of a
                         sufficient  portion of such Qualified  Assets to retire
                         such  Class or  Classes,  or  purchase  such  Qualified
                         Assets at a price set forth in the  related  Prospectus
                         Supplement.  In addition, if so provided in the related
                         Prospectus Supplement,  certain Classes of Certificates
                         may be  purchased  subject to similar  conditions.  See
                         "DESCRIPTION   OF  THE   CERTIFICATES  --  Termination"
                         herein.

Tax Status of the
  Certificates           The Certificates of each Series will constitute  either
                         (i) "regular interests" ("REMIC Regular  Certificates")
                         or "residual interests" ("REMIC Residual Certificates")
                         in a  Trust  Fund  treated  as a real  estate  mortgage
                         investment   conduit   ("REMIC")  under  Sections  860A
                         through 860G of the Internal  Revenue Code of 1986,  as
                         amended (the "Code"), or (ii) interests ("Grantor Trust
                         Certificates")  in a Trust  Fund  treated  as a grantor
                         trust
                         within  the  meaning   under   subpart  E,  Part  I  of
                         subchapter J of the Code.

     (a) REMIC           REMIC Regular Certificates generally will be treated as
                         debt obligations of the applicable REMIC for federal income tax purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX
                         CON-SEQUENCES"  in the related  Prospectus  Supplement.

                         The Certificates will be treated as (i) "qualifying real property loans" within the meaning of section 593(d)(1) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(5)(A) of the Code, in each case to the extent described herein and in the related Prospectus Supplement. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.

     (b)  Grantor Trust  If no election is made to treat the Trust Fund relating to a Series of Certificates as a REMIC, the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the related Trust Assets. Investors are advised to consult their tax advisors and to review "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.

 ERISA The acquisition of a Certificate by a plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any other plan subject to Code
                         Section 4975 could, in some instances, result in a prohibited transaction or other violations of the fiduciary responsibility provisions of ERISA and Code
                         Section 4975. Certain exemptions from the prohibited transaction rules could, however, be applicable. See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement.

Legal Investment         The Certificates will constitute  securities guaranteed
                         by Farmer Mac for  purposes  of the Farmer Mac  Charter
                         and, as such,  will, by statute,  be legal  investments
                         for certain  types of  institutional  investors  to the
                         extent that those  investors are  authorized  under any
                         applicable   law  to  purchase,   hold,  or  invest  in
                         obligations issued by or guaranteed as to principal and
                         interest  by  the  United   States  or  any  agency  or
                         instrumentality of the United States. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent specific Classes of the Certificates (particularly Classes of Stripped Interest or Stripped Principal Certificates) constitute legal investments for them. See "LEGAL INVESTMENT" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

    Investors should consider, in connection with the purchase of Certificates, among other things, the following factors and certain other factors as may be set forth in "RISK FACTORS" in the related Prospectus Supplement.

RECENT DEVELOPMENTS AFFECTING FARMER MAC

   The Farm Credit System Reform Act of 1996 (the "1996 Amendment") modified the Farmer Mac Charter (as defined herein) by, among other things, requiring Farmer Mac to increase its capital to at least $25 million by February 1998 (or sooner if business volume increases substantially). The failure to raise capital to the required level in accordance with the 1996 Amendment would result in the suspension of Farmer Mac's ability to purchase new Qualified Loans or issue or guarantee new securities and could adversely affect the liquidity of any outstanding Certificates of any Class or Series. As of March 31, 1996, Farmer Mac's capital as reported on its unaudited financial statements for the three month period ended March 31, 1996 included as an exhibit to its Quarterly Report on Form 10-Q was $11.373 million. Since that date, Farmer Mac issued additional stock, which generated $2.56 million in capital. See Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 1995 and Quarterly Report on Form 10-Q for the three month period ended March 31, 1996, each filed with the Commission pursuant to the Exchange Act and incorporated by reference in this Prospectus, "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "FEDERAL AGRICULTURAL MORTGAGE CORPORATION" herein.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original Certificate Balance or from their purchase price. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES -- Termination" herein.

FARMER MAC GUARANTEE

   Farmer Mac's obligations under each Farmer Mac Guarantee are obligations solely of Farmer Mac and are not backed by the full faith and credit of the United States. Sources of funding for the payment of claims, if any, under any Farmer Mac Guarantees will be (i) the fees Farmer Mac charges for providing its guarantee and (ii) Farmer Mac's general assets, which are insignificant in relation to its potential exposure to any meaningful level of possible claims under Farmer Mac Guarantees. A portion of the guarantee fees received is required to be set aside by Farmer Mac in a segregated account as a reserve against losses from its guarantee activities. Farmer Mac expects that its future contingent liabilities in respect of guarantees of outstanding securities backed by agricultural mortgage loans will substantially exceed any amounts on deposit in such reserve account. This reserve account must be exhausted before Farmer Mac issues obligations to the Secretary of the Treasury against the $1,500,000,000 Farmer Mac is authorized to borrow from the Secretary of the Treasury pursuant to the Farmer Mac Charter. The Secretary of the Treasury is required under the Farmer Mac Charter to purchase obligations issued by Farmer Mac not later than ten business days after receipt by the Secretary of the Treasury of a certification by Farmer Mac in the form prescribed by the Farmer Mac Charter. The Trust Agreement will contain various timing mechanisms designed to assure that Farmer Mac will have sufficient advance notice of any obligation under a Farmer Mac Guarantee in order, to the extent required, to make timely demand upon the Secretary of the Treasury. If for any reason beyond the control of any Holder, such Holder fails to receive on any Distribution Date such Holder's portion of any payment required pursu ant to the Farmer Mac Guarantee, such Holder may, through the related Trustee, enforce such obligation against Farmer Mac to the extent of such Holder's portion. Farmer Mac anticipates that its future contingent liabilities in respect of guarantees of outstanding securities will greatly exceed its resources, including its limited ability to borrow from the United States Treasury referred to above. See "FEDERAL AGRICULTURAL MORTGAGE CORPORATION" herein.

   Farmer Mac will not guarantee the collection from any borrower of any yield maintenance charge ("Yield Maintenance Charge") or any other premium (collectively, "Prepayment Premiums") payable in connection with a principal prepayment on a Qualified Loan, and in the event the related Trust Agreement entitles the related Holders to receive distributions of such Yield Maintenance Charges or Prepayment Premiums, such Holder will receive such amounts only to the extent actually collected.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

   Agricultural lending is generally viewed as exposing lenders to a greater risk of loss than single-family residential lending. Agricultural lending typically involves larger loans to single borrowers than does lending on single-family residences. Repayment of agricultural loans is typically dependent upon the success of the related farming operation, which is, in turn, dependent upon many variables and factors over which farmers may have little or no control, such as weather conditions, economic conditions (both domestically and internationally) and even political conditions. If the cash flow from a farming operation is diminished (for example, adverse weather conditions destroy a crop or prevent the planting or harvesting of a crop), the borrower's ability to repay the loan may be impaired. Agricultural lending is perhaps more affected by circumstances beyond the control of the borrower than any other area of real estate lending. Under the Farmer Mac Guarantee, Holders will continue to receive required interest and principal distributions on each Distribution Date regardless of whether sufficient funds have been collected from borrowers. In addition, principal prepayments resulting from liquidations of Qualified Loans due to defaults or other calamities affecting Qualified Loans, or repurchases of Qualified Loans due to breaches of representations and warranties may significantly affect the yield to investors.

   The rates of prepayment and default on the Qualified Loans in a particular Trust Fund will affect the anticipated maturities and yields to maturity of the related Certificates. Little or no historical data is available to provide meaningful assistance in estimating the rate of prepayments and defaults on loans secured by Agricultural Real Estate.

   The yield to investors in each Class of a Series of Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments) of the underlying Qualified Assets, which, in the case of each Trust Fund, will be prepayable to the extent described in the related Prospectus Supplement. In addition, the yield to maturity on a Class of Certificates may vary depending on the extent to which such Class is purchased at a discount or premium. Holders of Certificates should consider, in the case of any Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

   The yield to maturity on each Class of Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) of the underlying Qualifying Loans, which may fluctuate significantly from time to time. Investors should fully consider the associated risks, including the risk that an extremely rapid rate of principal payments on the Qualified Loans could result in the failure of investors in any Class of Stripped Interest Certificates to recoup their initial investments. See "YIELD CONSIDERATIONS -- Payments of Principal; Prepayments" herein.

   Most loans secured by Agricultural Real Estate contain lock-out periods in which prepayments are completely prohibited or set forth maximum amounts that may be prepaid in any year, contain restrictions on the source of prepayments, or impose prepayment penalties or charges and/or other restrictions on prepayments including Yield Maintenance Charges. Because Farmer Mac does not guarantee the collection of any Yield Maintenance Charges or Prepayment Premiums on the underlying Qualified Loans, the expected yield to investors in the Certificates may be sensitive in varying degrees to the extent such amounts are not collected. In addition, the required payment of Prepayment Premiums or Yield Maintenance Charges may not be a sufficient disincentive to prevent the voluntary prepayment of the Qualified Loans and, even if collected, allocation thereof to any Class may be insufficient to offset fully the adverse effects on the anticipated yield thereon arising out of the corresponding principal payment. Each Prospectus Supplement will describe the extent to which any restrictions on prepayments are applicable to the underlying Qualified Loans and the standard or standards, if any, applicable to the enforcement by the related Central Servicer of any such restrictions.

   Each Prospectus Supplement will also set forth the extent to which the underlying Qualified Loans include "due on sale" clauses which permit the mortgagee to demand payment of the entire Qualified Loan in connection with the sale or certain transfers of the related mortgaged property. Standards applicable to the enforcement or waiver by the related Central Servicer of any such "due on sale" clauses will also be described in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

   If so provided in the Prospectus Supplement, one or more Classes of the Certificates will be issued and maintained and may be transferred only on the book-entry system of the Federal Reserve Banks and/or will be initially represented by one or more certificates registered in the name of the nominee for the central depository identified therein, and will not be registered in the names of the Beneficial Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Beneficial Owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the Trust Agreement). Hence, until such time, Beneficial Owners will be able to exercise the rights of Certificateholders only indirectly through the Federal Reserve Banks and their participating financial institutions or through such central depository and its participating organizations. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration and Definitive Certificates" herein.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

   The primary assets of each Trust Fund are set forth above under "Summary -- The Trust Assets". The Certificates of any Series will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains Qualified Assets.

QUALIFIED LOANS

 GENERAL

   The general characteristics of and eligibility standards for Qualified Loans are set forth above under "Summary -- The Trust Assets -- (a) Qualified Assets." In addition to these general statutory standards, Farmer Mac has established supplemental standards described below in an effort to reduce the risk of loss from defaults by borrowers and to provide guidance to a participant in its guarantee program concerning management, administration and conduct of appraisals.

   Farmer  Mac's   Underwriting  and  Appraisal   Standards  (the  "Underwriting
Standards" and the "Appraisal Standards") are based on industry norms for mortgage loans qualified to be sold in the secondary market, and are designed to assess the creditworthiness of the borrower as well as the value of the Mortgaged Properties relative to the amount of the Qualified Loan. Farmer Mac generally relies on representations and warranties made by the Seller to ensure that the Qualified Loans contained in the Trust Fund conform to such Underwriting Standards and other requirements of the Guides.

   The Underwriting Standards require, among other things, that the loan-to-value ratio for any Qualified Loan cannot exceed 70%. In the case of newly originated Qualified Loans secured by Agricultural Real Estate, borrowers must also meet certain credit ratios, including: (i) a pro forma (after closing the new loan) debt-to-asset ratio of 50% or less; (ii) a pro forma cash flow debt service coverage ratio of not less than 1:1 on the subject property; (iii) a total debt service coverage ratio, computed on a pro forma basis, of not less than 1.25:1, including farm and off-farm income; and (iv) a ratio of current assets to current liabilities, computed on a pro forma basis, of not less than 1:1.

   In the case of existing loans, sustained loan performance is considered by Farmer Mac to be a reliable alternative indicator of a borrower's ability to pay the loan according to its terms. An existing loan generally will be eligible for pooling and inclusion in a Trust Fund if it is at least three years old, has a loan-to-value ratio (based on an updated appraisal) of 70% or less if the loan is at least five years old (60% if the loan is less than five years old), and there have been no payments more than 60 days past due during the three years prior to pooling and no material restructurings or modifications for credit reasons during the five years prior to pooling.

   The Mortgaged Property securing a Qualified Loan must be covered by a hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the Mortgaged Property securing the related Qualified Loan from time to time or the principal balance outstanding on the related Qualified Loan, whichever is less. Each such hazard insurance policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. To the extent the Mortgaged Property is located in an area designated as a flood plain by the Federal government, a flood insurance policy must be maintained for such Mortgaged Property.

   The Underwriting Standards provide that Farmer Mac may purchase or guarantee securities backed by loans that do not conform to one or more of the Underwriting Standards when: (a) those loans exceed one or more of the Underwriting Standards to which they do conform to a degree that compensates for noncompliance with one or more other Underwriting Standards and (b) those loans are made to producers of particular agricultural commodities in a segment of agriculture in which such non-conformance and compensating strengths are typical of the financial condition of sound borrowers. The acceptance by Farmer Mac of loans that do not conform to one or more of the Underwriting Standards is not intended to provide a basis for waiving or lessening in any way the requirement that loans be of high quality in order to be included in a Trust Fund. The entity that requests the acceptance by Farmer Mac of such loans bears the burden of convincing Farmer Mac that the loans meet both tests as set forth in clauses
(a) and (b) above, and that the inclusion of such loans in a Trust Fund, will strengthen, not weaken, the overall performance of the Trust Fund. For those reasons, Farmer Mac does not believe that the inclusion of such loans in a particular Trust Fund creates any additional risk.

   The Appraisal Standards for newly originated loans require, among other things, that the appraisal function be performed independently of the credit decision making process. The Appraisal Standards require the appraisal function to be conducted or administered by an individual meeting certain qualification criteria who (a) is not associated, except by the engagement for the appraisal, with the credit underwriters who make the loan decision, though both the appraiser and the credit underwriter may be directly or indirectly employed by a common employer; (b) receives no financial or professional benefit of any kind relative to the report content, valuation or credit decision made or based on the appraisal product; and (c) has no present or contemplated future direct or indirect interest in the appraised property. The Appraisal Standards also require uniform reporting of reliable and accurate estimates of the market value, market rent and net property income characteristics of the Mortgaged Property and the market forces relative thereto.

  QUALIFIED LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

   Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement, with respect to the Qualified Loans, generally including
(i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Qualified Loans as of the applicable Cut-off Date, (ii) the percentage (by principal balance) of Qualified Loans secured by Mortgaged Properties upon which specified commodity groups are produced (i.e. (a) food grains, (b) feed crops, (c) cotton/tobacco, (d) oilseeds, (e) potatoes, tomatoes and other vegetables, (f) permanent plantings,
(g) sugarbeets, cane and other crops, (h) timber, (i) dairy, (j) cattle and calves and (k) sheep,

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




lamb and other livestock), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Qualified Loans, (iv) the earliest and latest origination date and maturity date of the Qualified Loans,
(v) the loan-to-value ratios and the weighted average (by principal balance) of the current loan-to-value ratios of the Qualified Loans, (vi) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the Qualified Loans, (vii) the geographic distribution of Qualified Loans secured by Mortgaged Properties, (viii) information with respect to the amortization provisions and provisions relating to prepayment, including any Prepayment Premiums, Yield Maintenance Charges or lock-outs, if any, of the Qualified Loans, (ix) with respect to Qualified Loans with floating Mortgage Interest Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (x) information regarding the payment characteristics of the Qualified Loans, including without limitation, Balloon Payments. If specific information respecting the Qualified Loans is not known at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after such initial issuance.

QMBS

   Any QMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "QMBS Agreement"). A seller (the "QMBS Issuer") and/or servicer (the "QMBS Servicer") of the underlying Qualified Loans (or Underlying
QMBS) will have entered into the QMBS Agreement with a trustee or a custodian under the QMBS Agreement (the "QMBS Trustee"), if any, or with the original purchaser of the interest in the underlying Qualified Loans or QMBS evidenced by the QMBS.

   Distributions of any principal or interest, as applicable, will be made on QMBS on the dates specified in the related Prospectus Supplement. The QMBS may be issued in one or more Classes with characteristics similar to the Classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the QMBS by the QMBS Trustee or the QMBS Servicer. The QMBS Issuer or the QMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the QMBS for the breach of certain representations and warranties contained in the QMBS Agreement or under other circumstances specified in the related Prospectus Supplement.

   The Prospectus Supplement for a Series of Certificates evidencing interests in Qualified Assets that include QMBS generally will specify (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the QMBS to be included in the related Trust Fund, (ii) the original and remaining term to stated maturity of the QMBS, if applicable,
(iii) whether such QMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the QMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the QMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the QMBS Issuer, QMBS Servicer and QMBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as guarantees, subordination, reserve funds, insurance policies or letters of credit or relating to the related underlying Qualified Loans, the underlying QMBS or directly to such QMBS, (viii) the terms on which the related underlying Qualified Loans or underlying QMBS for such QMBS or the QMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Qualified Loans or underlying QMBS may be substituted for those originally underlying the QMBS, (x) the servicing fees payable under the QMBS Agreement,
(xi) the type of information in respect of the underlying Qualified Loans described under "-- Qualified Loans -- Qualified Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying QMBS described in this paragraph, (xii) the characteristics of any cash flow agree ments that are included as part of the trust fund evidenced or secured by the QMBS and (xiii) whether the QMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GUARANTEED PORTIONS

   The participation in a loan guaranteed (each such participation in the related whole loan (the "Guaranteed Loan") being referred to herein as a "Guaranteed Portion" and the related guarantee being referred to herein as a "Secretary's Guarantee") by the Secretary of Agriculture pursuant to the Consolidated Farm and Rural Development Act (7 U.S.C. SectionSection 1921 et seq.) is statutorily included in the definition of loans eligible as "Qualified Loans" for Farmer Mac secondary market programs. Guaranteed Portions are exempt from all underwriting, appraisal and repayment standards otherwise applicable to Qualified Loans.

   The maximum loss covered by a Secretary's Guarantee can never exceed the lesser of (1) 90% of principal and interest indebtedness on the Guaranteed Loan, any loan subsidy due, and 90% of principal and interest indebtedness on secured authorized protective advances for protection and preservation of the related mortgaged property; and (2) 90% of the principal advanced to or assumed by the borrower under the Guaranteed Loan and any interest due (including a loan subsidy).

   The Secretary's Guarantee is a full faith and credit obligation of the United States. Any Guaranteed Portion is the portion of the loan that is fully guaranteed as to principal and interest due on such loan as described below. The Secretary's Guarantee is activated if a Lender fails to repurchase the Guaranteed Portion from the owner thereof (the "Owner") within thirty (30) days of written demand from the Owner when (a) the borrower under the Guaranteed Loan (the "Borrower") is in default not less than sixty (60) days in the payment of any principal or interest due on the Guaranteed Portion, or (b) the Lender has failed to remit to the Owner the payment made by the Borrower on the Guaranteed Portion or any related loan subsidy within thirty (30) days of the Lender's receipt thereof.

   If the Lender does not repurchase the Guaranteed Portion as provided above, the Secretary is required to purchase the unpaid principal balance of the Guaranteed Portion together with accrued interest (including any loan subsidy) to the date of purchase, less the servicing fee, within thirty (30) days of written demand from the Owner. While the Secretary's Guarantee will not cover the note interest on Guaranteed Portions accruing after ninety (90) days from the date of the original demand letter to the Lender requesting repurchase, procedures will be set forth in the related Trust Agreement to require tendering of Guaranteed Portions in a timely manner so as not to exceed the 90-day period.

   If in the opinion of the Lender (with the concurrence of the Secretary) or in the opinion of the Secretary, repurchase of the Guaranteed Portion is necessary to service adequately the related Guaranteed Loan, the Owner will sell the Guaranteed Portion to the Lender or the Secretary for an amount equal to the unpaid principal balance and accrued interest (including any loan subsidy) on such Guaranteed Portion less the Lender's servicing fee. Regulations prohibit the Lender from repurchasing Guaranteed Portions for arbitrage purposes.

   All Guaranteed Loans must be originated and serviced by eligible Lenders. Under regulations, all eligible Lenders must be subject to credit examination and supervision by either an agency of the United States or a state, must be in good standing with their licensing authorities and have met any licensing, loan making, loan servicing and other applicable requirements of the state in which the collateral for a Guaranteed Loan will be located.

   The Lender on each Guaranteed Loan is required to retain the unguaranteed portion of the Guaranteed Loan (the "Unguaranteed Portion"), to service the entire underlying Guaranteed Loan, including the Guaranteed Portion and to remain mortgagee and/or secured party of record. The Guaranteed Portion and the Unguaranteed Portion of the underlying Guaranteed Loan are to be secured by the same security with equal lien priority. The Guaranteed Portion cannot be paid later than or in any way be subordinated to the related Unguaranteed Portion.

   The Farmer Mac Guarantee of Certificates evidencing interests in a Trust Fund containing Guaranteed Portions will cover the timely payment of interest on and principal of such Certificates (regardless of whether payment has been made under the Secretary's Guarantee).

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




                                 USE OF PROCEEDS

   The net proceeds to be received from the sale of a Series of Certificates by the Depositor will be applied by the Depositor to the purchase of Trust Assets from Sellers and to pay for certain expenses incurred in connection with such purchase of Trust Assets and sale of Certificates. The Depositor expects to sell Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Qualified Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

   Rather than sell Certificates directly itself, the Depositor expects that Certificates comprising a substantial number of Series will be exchanged by the Depositor for Qualified Assets being swapped to it by Sellers.

                              YIELD CONSIDERATIONS

GENERAL

   The yield on any Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average lives of the Qualified Assets in the related Trust Fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "RISK FACTORS" herein and in the related Prospectus Supplement.

PASS-THROUGH RATE

   Certificates of any Class within a Series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the Qualified Assets in the related Trust Fund. The Prospectus Supplement with respect to any Series of Certificates will specify the Pass-Through Rate for each Class of such Certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; and the effect, if any, of the prepayment of any Qualified Asset on the Pass-Through Rate of one or more Classes of Certificates.

   If the Interest Accrual Period for a Class ends prior to a Distribution Date for the related Series of Certificates, the effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest will accrue on each such Certificate during such Interest Accrual Period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

   Each payment of interest on the Certificates (or addition to the Certificate Balance of a Class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "-- Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related Series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. The Interest Accrual Period for any Class of Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

   The yield to maturity on the Certificates will be affected by the rate of principal payments on the Qualified Assets (including principal prepayments on Qualified Loans resulting from voluntary prepayments by the Mortgagors, insurance proceeds, condemnations and involuntary liquidations). A number of social, economic, geographic, climatic, demographic, tax, legal and other factors may influence the rate at which principal prepayments and defaults occur on the Qualified Loans including, without limitation, the age of the Qualified Loans, the payment terms of the Qualified Loans, the availability of mortgage credit, enforceability of due-on-sale clauses, servicing decisions, the extent of the borrower's net equity in the related Mortgaged Property, the characteristics of the borrowers, mortgage market interest rates in relation to the effective interest rates on the Qualified Loans and other unforeseeable variables, both domestic and international, affecting particular commodity groups and the farming industry in general. Generally, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Qualified Loans comprising or underlying the Qualified Assets in a particular Trust Fund, such Qualified Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Qualified Loans. In this regard, it should be noted that certain Qualified Assets may consist of Qualified Loans with different Mortgage Interest Rates and the stated pass-through or pay-through interest rate of certain QMBS may be a number of percentage points higher or lower than certain of the underlying Qualified Loans. The rate of principal payments on some or all of the Classes of Certificates of a Series will correspond to the rate of principal payments on the Qualified Assets in the related Trust Fund and is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the Qualified Loans underlying or comprising such Qualified Assets, and by the extent to which the servicer of any such Qualified Loan is able to enforce such provisions. Qualified Loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Qualified Loans without such provisions, with shorter lock-out periods or with lower prepayment premiums.

   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Certificate, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Certificate, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a Series of Certificates, the effect on yield on one or more Classes of the Certificates of such Series of prepayments of the Qualified Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.

   A prepayment of principal, whether full or partial, is applied so as to reduce the outstanding principal balance of the related Qualified Loan as of the Due Date next succeeding the date on which such prepayment is received. As a result, a prepayment on a Qualified Loan will not reduce the amount of interest passed through to holders of Certificates for each related Interest Accrual Period.

   The timing of changes in the rate of principal payments on the Qualified Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Qualified Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS, MATURITY AND WEIGHTED AVERAGE LIVES

   The rates at which principal payments are received on the Qualified Assets included in or comprising a Trust Fund for the related Series of Certificates may affect the ultimate maturity and the weighted average life of each Class of such Series. Prepayments on the Qualified Loans comprising or underlying the Qualified Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the Classes of the Certificates of the related Series.

   As described in the related Prospectus Supplement for a Series of Certificates, each Class of Certificates will have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is required to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein. Payment of the entire Certificate Balance of each such Class no later than such final Distribution Date will be covered by the related Farmer Mac Guarantee.

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a Class of Certificates of a Series will be influenced by the rate at which principal on the Qualified Loans comprising or underlying the Qualified Assets is paid to such Class, which may be in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   In addition, the weighted average lives of the Certificates may be affected by the varying maturities of the Qualified Loans comprising or underlying the Qualified Assets. If any Qualified Loans comprising or underlying the Qualified Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the Classes of Certificates of the related Series, one or more Classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Qualified Assets will, to some extent, be a function of the mix of Mortgage Interest Rates and maturities of the Qualified Loans comprising or underlying such Qualified Assets. See "DESCRIPTION OF THE TRUST FUNDS" herein.

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Qualified Loans underlying or comprising the Qualified Assets. Moreover, CPR was developed based upon historical prepayment experience for single family residential mortgage loans. Thus, it is likely that prepayment of any Qualified Loans comprising or underlying the Qualified Assets for any Series will not conform to any particular level of CPR.

   The Depositor is not aware of any meaningful prepayment statistics for Qualified Loans secured by Agricultural Real Estate.

   The Prospectus Supplement with respect to each Series of Certificates may contain tables, if applicable, setting forth the projected weighted average life of each Class of Certificates of such Series and the percentage of the initial Certificate Balance of each such Class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Qualified Loans comprising or underlying the related Qualified Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average lives of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average lives of the Certificates. It is unlikely that prepayment of any Qualified Loans comprising or underlying the Qualified Assets for any Series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

                                  THE DEPOSITOR

   Farmer Mac Mortgage Securities Corporation, the Depositor, is a wholly-owned subsidiary of Farmer Mac and was incorporated in the State of Delaware in May 1992. The principal executive offices of the Depositor are located at 919 18th Street, N.W., Washington, D.C. 20006.

                  FEDERAL AGRICULTURAL MORTGAGE CORPORATION

   The Federal Agricultural Mortgage Corporation ("Farmer Mac") is a federally chartered instrumentality of the United States established by Title VIII of the Farm Credit Act of 1971, as amended (12 U.S.C. SectionSection 2279aa et seq.) (the "Farmer Mac Charter"). Farmer Mac was established primarily to attract new capital for the financing of agricultural real estate and rural housing loans and to provide liquidity to agricultural real estate and rural housing lenders. Farmer Mac is intended to aid the development of a secondary market for agricultural real estate and rural housing loans made by participating originators (each, an "Originator"), secured by first liens on agricultural real estate, including rural housing, by guaranteeing the timely payment of interest and principal on obligations backed by such loans and securities representing interests in such loans or in Guaranteed Portions.

   Section 503 of the Food, Agriculture, Conservation, and Trade Act Amendments of 1991 (the "1991 Act") provided for the creation of an Office of Secondary Market Oversight within the Farm Credit Administration ("FCA") that is managed by a full-time director selected by and reporting to the FCA Board. Through this office, the FCA has general regulatory and enforcement authority over Farmer Mac, including the authority to promulgate rules and regulations governing the activities of Farmer Mac and to apply its general enforcement powers to Farmer Mac and its activities. The 1991 Act also established certain minimum and critical capital levels for Farmer Mac.

   The 1996 Amendment signed into law by the President of the United States on February 10, 1996, modified the Farmer Mac Charter as it theretofore existed in several major respects, by, among other things (i) authorizing Farmer Mac to purchase Qualified Loans and to include such purchased Qualified Loans in Trust Funds serving as the basis for securities guaranteed by Farmer Mac, (ii) extending from December 1996 to December 1999 the statutory deadline for the full imposition of certain regulatory capital requirements applicable to Farmer Mac, and (iii) eliminating statutory requirements for credit support features aggregating not less than ten percent of the initial principal balances of Qualified Loans in a Trust Fund. The 1996 Amendment also made various statutory changes intended to further streamline program operations and clarify certain ambiguous statutory provisions.

   The 1996 Amendment also imposed certain additional capital requirements upon Farmer Mac and timing limitations therefor, including a requirement that Farmer Mac increase its core capital to at least $25 million. The 1996 amendment limits Farmer Mac's authority to conduct new business if the $25 million capital level is not reached within two years after the enactment of the 1996 Amendment.

   The Farmer Mac Charter authorizes Farmer Mac to borrow up to $1,500,000,000 from the Secretary of the Treasury, subject to certain conditions, to enable Farmer Mac to fulfill its guarantee obligations. The debt created by such borrowing will bear interest at a rate determined by the Secretary of the Treasury taking into consideration the average rate on outstanding marketable obligations of the United States as of the last day of the calendar month ending before the date of the purchase of such obligations. The debt must be repaid within a reasonable time.

   Public offerings of securities guaranteed by Farmer Mac must be registered with the Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"). Farmer Mac is also subject to the periodic reporting requirements of the Exchange Act and, accordingly, files reports with the Commission pursuant thereto. Pursuant to existing FCA regulations, Farmer Mac is required to file quarterly reports of condition with the FCA, as well as copies of all documents filed with the Commission under the 1933 and Exchange Acts.

   The Farmer Mac Charter requires the Comptroller General to perform a financial audit of Farmer Mac on whatever basis the Comptroller General determines to be necessary.

   Although Farmer Mac is an institution of the Farm Credit System, it is not liable for any debt or obligation of any other institution of the Farm Credit System (a "System Institution"). Neither the Farm Credit System nor any other individual System Institution is liable for any debt or obligation of Farmer Mac. For more information about Farmer Mac, see the documents incorporated by reference herein and referred to in "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" herein.

   Farmer Mac maintains its principal executive offices at 919 18th Street, N.W., Washington, D.C. 20006. Its telephone number is (202) 872-7700.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL


   The Certificates of each Series (including any Class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each Series of Certificates will consist of one or more Classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal
Certificates"); (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series (collectively, "Accrual Certificates"); (v) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Trust Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; and/or
(vii) be entitled to distributions of any Prepayment Premium and Yield Maintenance Charge (each term as defined herein), to the extent collected, in each case as described in the related Prospectus Supplement.

   Each Class of Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Certificates of a Series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "-- Book-Entry Registration" and "RISK FACTORS -- Book-Entry Registration" herein. Definitive Certificates will be exchangeable for other Certificates of the same Class and Series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

   Distributions on the Certificates of each Series will be made by or on behalf of Farmer Mac on each Distribution Date as specified in the related Prospectus Supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the Trust Agreement (the "Determination Date"). All distributions with respect to each Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such Class or by random selection, as described in the related Prospectus Supplement or otherwise established by Farmer Mac. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of Definitive Certificates will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

   All distributions on the Certificates of each Series on each Distribution Date will be made from the amount on deposit in the related Certificate Account on such Distribution Date as supplemented, to the extent necessary, by any amount paid by Farmer Mac under its guarantee. As described below, the entire amount on deposit in the Certificate Account will be distributed among the related Certificates or otherwise released from the Trust Fund on each Distribution Date, and accordingly will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each Class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or floating rate at which interest will accrue on such Class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each Class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate.

   Distributions of interest in respect of the Certificates of any Class will be made on each Distribution Date (other than any Class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any Class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest (as defined herein) for such Class and such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such Class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each Class of Certificates and each Distribution Date (other than certain Classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate. Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate. The method of determining the notional amount for any Class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to a notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   The Certificates of each Series, other than certain Classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Qualified Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. The initial aggregate Certificate Balance of all Classes of Certificates of a Series will not be greater than the outstanding aggregate principal balance of the related Qualified Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the Class or Classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such Class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

   If so provided in the related Prospectus Supplement, Prepayment Premiums or Yield Maintenance Charges that are collected on the Qualified Assets in the related Trust Fund may be distributed on each Distribution Date to the Class or Classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ADVANCES IN RESPECT OF DELINQUENCIES

   With respect to any Series of Certificates evidencing an interest in a Trust Fund, the Central Servicer or another entity described in the related Prospectus Supplement will be required as part of its sub-servicing responsibilities to advance on or before each Certificate Account Deposit Date (generally a date ten days prior to the related Distribution Date) its own funds in an amount equal to the aggregate of payments of principal and interest (net of the related Central Servicer fee) that were due on the Qualified Loans in such Trust Fund and were delinquent on such Certificate Account Deposit Date, subject to such Central Servicer's (or another entity's) good faith determination that such advances (each, an "Advance") will be reimbursable from recoveries on the Qualified Loans respecting which such Advances were made (as to any Qualified Loan, "Related Proceeds").

   Because Farmer Mac guarantees timely distributions of interest and principal on the Certificates to Holders, the failure of the Central Servicer to make any required Advance will not affect distributions of interest and principal to such Holders.

   The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes QMBS will describe any corresponding advancing obligation of any person in connection with such QMBS.

REPORTS TO CERTIFICATEHOLDERS; PUBLICATION OF CERTIFICATE PRINCIPAL FACTORS

   With each distribution to Holders of any Class of Certificates of a Series, the Master Servicer will forward or cause to be forwarded to each such holder, to the Trustee, the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

   (i) the amount of such distribution to holders of Certificates of such Class allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related Prospectus Supplement, any Prepayment Premiums or Yield Maintenance Charges included therein;

   (ii) the amount of such distribution to holders of Certificates of such Class allocable to Accrued Certificate Interest;

   (iii) the Certificate Principal Factor for each Class of Certificates (i.e., the percentage carried to eight places which, when multiplied by the denomination of a Certificate of such Class, will produce the Certificate Balance of such Certificate or, in the case of an Interest Only Certificate, the notional amount of such Certificate immediately following such Distribution
Date);

   (iv) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement; and

   (v) any other information required to be distributed to such parties as specified in the related Prospectus Supplement or Agreement.

   As soon as practicable following the fifth Business Day of each month during which a Distribution Date for a Class of Certificates occurs, Farmer Mac will calculate the certificate distribution amount for such Distribution Date and will publish or otherwise make available for such Class of Certificates comprising such Series the Certificate Principal Factor therefor described in clause (iii) above.

   In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreements, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any QMBS. The Prospectus Supplement for each Series of Certificates will describe any additional information to be included in reports to the holders of such Certificates.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code as are from time to time in force.

   Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such statements or reports will be forwarded by the Master Servicer to the Federal Reserve Bank of New York or the nominee for the private depository, as applicable. Such statements or reports may be available to Beneficial Owners who request a copy and certify to the Trustee or the Master Servicer, as applicable, that it is the Beneficial Owner of a Certificate. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration" herein. Communication among Beneficial Owners may be conducted through the facilities of the related depository or financial intermediary.

TERMINATION

   The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts required to be paid to them pursuant to such Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Qualified Asset subject thereto, (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement and (iii) distribution by Farmer Mac pursuant to the Farmer Mac Guarantee on the Final Distribution Date of the latest maturing Class of such Series an amount sufficient to reduce the Certificate Balance thereof to zero. In no event, however, will any trust created by the Trust Agreement continue beyond a date which is 21 years subsequent to the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the Cut-off Date for the related Series. Written notice of termination of the Agreements will be given to each Certificateholder and the final distribution will be made only upon, in the case of any Definitive Certificate, presentation and surrender of such Definitive Certificate at the location to be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified Class or Classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such Class or Classes or purchase such Class or Classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION

   If so provided in the related Prospectus Supplement, one or more Classes of the Certificates of any Series will be issued as Book-Entry Certificates, and each such Class will either (i) be issued and maintained only on the book-entry system of the Federal Reserve Banks (the "Fed System") or (ii) be represented by one or more single Certificates registered in the name of a nominee for the depository identified in the Prospectus Supplement (the "Depository").

THE FED SYSTEM

   Book-entry Certificates issued and maintained under the Fed System may be held of record only by entities eligible to maintain book-entry accounts with the Federal Reserve Banks. Such entities whose names appear on the book-entry records of the Federal Reserve Banks as the entities for whose ac counts the Certificates have been deposited are herein referred to as "Holders" or "Certificateholders". A Holder is not necessarily the Beneficial Owner of a Book-Entry Certificate. Beneficial Owners (as defined below) will ordinarily hold Book-Entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. A Holder that is not the Beneficial Owner of a Certificate, and each other financial intermediary in the chain to the Beneficial Owner, will have the responsibility of establishing and maintaining accounts for their respective customers. The rights of the Beneficial Owner of a Book-Entry Certificate with respect to the applicable Trust Fund and the Federal Reserve Banks may be exercised only through the Holder of such Certificate. The Trustee, the Master Servicer and the Federal Reserve Banks will have no direct obligations to a Beneficial Owner of a Book-Entry Certificate that is not also the Holder of the Certificate. The
Federal Reserve Banks will act only upon the instructions of the Holder in recording transfers of a Book-Entry Certificate.

   A Fiscal Agency Agreement between Farmer Mac and the Federal Reserve Bank of New York makes generally applicable to the Book-Entry Certificates (i) regulations governing Farmer Mac's use of the book-entry system and (ii) such procedures, insofar as applicable, as may from time to time be established by regulations of the United States Department of the Treasury governing United States securities, as now set forth in Treasury Department Circular Number 300, 31 C.F.R. Part 306 (other than Subpart O). The Book-Entry Certificates are also governed by applicable operating circulars and letters of the Federal Reserve Banks.

A DEPOSITORY SYSTEM

   Any Depository will be a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository will have been created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to a Depository system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Generally, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Beneficial Owners") will receive all distributions on the Book-Entry Certificates through the Depository and its Participants. Under a book-entry format, Beneficial Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to the nominee, as nominee for the Depository, on each such date, the Depository will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Beneficial Owners. So long as a Certificate is in book-entry form, the only "Certificateholder" (as such term is used in the Agreement) will be the nominee for the Depository, and the Beneficial Owners will not be recognized by the Trustee as Certificateholders under the Agreements. Beneficial Owners will be permitted to exercise the rights of Certificateholders under the related Agreements only indirectly through the Participants who in turn will exercise their rights through the Depository.

   Under the rules, regulations and procedures creating and affecting the Depository and its operations, the Depository is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

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




   Because the Depository can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   The Depository has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with the Depository interests in the Book-Entry Certificates are credited. Under the Depository's procedures, the Depository will take actions permitted to be taken by Holders of any class of Book-Entry Certificates only at the direction of one or more Participants to whose account interests in the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Voting Rights required therefor. Therefore, Beneficial Owners will only be able to exercise their Voting Rights to the extent permitted, and subject to the procedures established, by their Participant and/or Indirect Participant, as applicable. The Depository may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. Neither the Master Servicer, the Depositor, the Trustee nor any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to the Depository or its nominee only if (i) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through the Depository.

   Upon the occurrence of either of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Certificates for the Beneficial Owners. Upon surrender by the Depository of the certificate or certificates representing the Book-Entry Certificates, together with instructions for re-registration, the Trustee will issue (or cause to be issued) to the Beneficial Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

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




                          DESCRIPTION OF THE AGREEMENTS

   The Certificates of each Series evidencing interests in a Trust Fund will be issued pursuant to a Trust Agreement among the Depositor, Farmer Mac and the Trustee. If Qualified Loans are included in a Trust Fund, Farmer Mac will be responsible for the servicing of such Qualified Loans through one or more Central Servicers acting pursuant to a Servicing Contract (as supplemented) between the Central Servicer and Farmer Mac. In addition, each Seller of Qualified Assets to the Depositor will transfer and assign such Qualified Assets to the Depositor pursuant to a separate Sale Agreement between the Depositor, Farmer Mac and such Seller. Each such Sale Agreement will include certain representations and warranties of the Seller respecting the related Qualified Assets which representations and warranties and the remedies for their breach will be assigned to the Trustee for the benefit of Certificateholders pursuant to the Trust Agreement for the related Series of Certificates. The Trust Agreement, each Servicing Contract and each Sale Agreement relating to a particular Series of Certificate are herein collectively referred to as the "Agreements". The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Forms of a Trust Agreement, a Servicing Contract and a Sale Agreement have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreements relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "Certificate" refers to all of the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreements (without exhibits) relating to any Series of Certificates without charge upon written request of a holder of a Certificate of such Series addressed to the Trustee identified in the related Prospectus Supplement.

ASSIGNMENT OF ASSETS; REPURCHASES

   At the time of issuance of any Series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Trust Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Trust Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Assets and the other assets comprising the Trust Fund for such Series. Each Qualified Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information (i) in respect of each Qualified Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity and the original and outstanding principal balance, and (ii) in respect of each QMBS included in the related Trust Fund, including without limitation, the QMBS Issuer, QMBS Servicer and QMBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

   With respect to each Qualified Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will (unless the Qualified Loan is evidenced by a participation certificate) include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. The related
Agreements will require that the Depositor or another party specified therein promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

   The Trustee (or a custodian) will review such Qualified Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the

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




benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify Farmer Mac and the Seller. If the Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Qualified Loan from the Trustee at the Purchase Price (as defined below) or substitute for such Qualified Loan.

   With respect to each QMBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such QMBS together with bond power or other instruments, certifications or documents required to transfer fully such QMBS to the Trustee for the benefit of the Certificateholders. With respect to each QMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such QMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. The related Agreement will require that either the Depositor or the Trustee promptly cause any QMBS in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   There will be assigned to the Trustee pursuant to each Trust Agreement the representations and warranties of the Seller in the related Sale Agreement, as of a specified date covering, by way of example, the following types of matters:
(i) the accuracy of the information set forth for each Qualified Loan on the schedule of Qualified Assets appearing as an exhibit to such Trust Agreement;
(ii) the existence of title insurance insuring (or a title opinion assuring) the lien priority of the Qualified Loan; (iii) the authority of the Seller to sell the Qualified Loan; (iv) the payment status of the Qualified Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the status of such Qualified Loan as a "Qualified Loan" under the Farmer Mac Charter and its conformity in all material respects with the Guides and (vi) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage.

   Unless otherwise specified in the related Sale Agreement, in the event of a material breach of any such representation or warranty, the related Seller will be obligated either to cure such breach or repurchase or replace the affected Qualified Loan as described below. Since the representations and warranties will not usually address events that may occur following the date as of which they were made, the Seller will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

   The Agreements will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Seller of any breach of any representation or warranty made by it in respect of a Qualified Loan that materially and adversely affects the value of such Qualified Loan or the interests therein of the Certificateholders. If such Seller cannot cure such breach within a specified period following the date on which it was notified of such breach, then such Seller will be obligated to repurchase such Qualified Loan from the Trustee within a specified period from the date on which the Seller was notified of such breach, at the Purchase Price therefor. As to any Qualified Loan, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer and Central Servicer. A Seller's repurchase of a Qualified Loan may also include payment of a Prepayment Premium or Yield Maintenance Charge to the extent described in the related Prospectus Supplement. A Seller, rather than repurchase a Qualified Loan as to which a breach has occurred, will have the option if so specified in the related Prospectus Supplement, within two years after initial issuance of the related Series of Certificates, to cause the removal of such Qualified Loan from the Trust

Fund and substitute in its place one or more other Qualified Loans, in accordance with standards established by Farmer Mac to assure that any such substitution will not materially alter the characteristics of the related Trust Fund.

   Neither the Depositor nor Farmer Mac will be obligated to purchase or substitute for a Qualified Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out such obligations with respect to Qualified Loans. Any resultant loss to a Trust Fund which would result in a deficiency in any required distribution to Certificateholders will be covered by the Farmer Mac Guarantee. Therefore, Certificateholders will suffer no loss by reason of any such Seller default.

   The Seller will, with respect to a Trust Fund that includes QMBS, make certain representations or warranties, as of a specified date, with respect to such QMBS, covering (i) the accuracy of the information set forth therefor on the schedule of Qualified Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Seller to sell such Qualified Assets.

ACCOUNTS

 GENERAL

   In each Servicing Contract, Farmer Mac will require the related Central Servicer to establish and maintain one or more separate accounts in the name of the Trustee for the collection of payments on the related Qualified Assets (collectively, the "Collection Account"), which must be an account or accounts with the Trustee or with any other depository institution or trust company approved by Farmer Mac incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities (an "Eligible Depository"). Each Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Certificate Account Deposit Date in certain short-term direct obligations of, and obligations fully guaranteed by, the United States, Farmer Mac or any other agency or instrumentality of the United States or any other obligation or security approved by Farmer Mac ("Eligible Investments"). Any interest or other income earned on funds in a Collection Account will be paid to Farmer Mac or the related Central Servicer or its designee as additional servicing compensation, as specified in the related Servicing Contract, and the risk of loss of funds in a Collection Account resulting from such investments will be borne by Farmer Mac or such Central Servicer, as the case may be. The amount of such loss will be required to be deposited by Farmer Mac or such Central Servicer in the related Collection Account immediately as realized.

 DEPOSITS

   The Central Servicer will deposit or cause to be deposited in a Collection Account the following payments and collections received, or Advances made, by it:

   (i) all payments on account of principal, including principal prepayments, on the Qualified Assets;

   (ii) all payments on account of interest on the Qualified Assets, including any default interest collected, in each case net of any portion thereof permitted to be retained by a Central Servicer as servicing compensation;

   (iii) all proceeds of any insurance policies ("Insurance Proceeds") to be maintained in respect of each Mortgaged Property securing a Qualified Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Central Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all other amounts received and retained in connection with the liquidation of defaulted Qualified Loans in the Trust Fund, by foreclosure, condemnation or otherwise ("Liquidation Proceeds");

   (iv) any Advances made as described under "DESCRIPTION OF THE CERTIFICATES -- Advances in Respect of Delinquencies";

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




   (v) to the extent required to be distributed to Certificateholders, any amounts representing Prepayment Premiums and Yield Maintenance Charges; and

   (vi) proceeds from the operation of foreclosed Mortgaged Properties held in the Trust Fund ("REO Proceeds").

  WITHDRAWALS

   All such deposits in a Collection Account will, unless otherwise specified in the Prospectus Supplement, be net of the following amounts to be retained by the Central Servicer:

   (i) amounts to reimburse the Central Servicer for unreimbursed amounts advanced as described under "DESCRIPTION OF THE CERTIFICATES -- Advances in Respect of Delinquencies" such reimbursement to be made out of amounts received which were identified and applied by such Central Servicer as late collections of interest on and principal of the particular Qualified Loans with respect to which the Advances were made;

   (ii) amounts to reimburse the Central Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Qualified Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Qualified Loans and properties, and REO Proceeds collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

   (iii) amounts to reimburse the Central Servicer for any Advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Central Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Trust Assets; and

   (iv) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement.

   On or before the issuance of a Series of Certificates, Farmer Mac is required to either (i) open with an Eligible Depository one or more trust accounts in the name of the Trustee applicable to the related Trust Fund (collectively, the "Certificate Account") or (ii) in lieu of maintaining any such account or accounts, maintain the Certificate Account for the related Trust Fund by means of appropriate entries on Farmer Mac's books and records designating all amounts credited thereto in respect of the related Qualified Assets as being held by it for the related Holders of Certificates evidencing beneficial ownership of such Trust Fund. To the extent that the Certificate Account for any Trust Fund is maintained by Farmer Mac in the manner provided in (ii) above, all references herein to deposits and withdrawals from the Certificate Account shall be deemed to refer to credits and debits to the related books of Farmer Mac.

   On or before a date (the "Certificate Account Deposit Date") which, for each Trust Fund, will be approximately ten days before each Distribution Date, the related Central Servicer will be required to withdraw from the applicable Collection Account and remit to Farmer Mac for deposit in the Certificate Account all funds held therein (other than amounts relating to future Distribution Dates). In the event that the amount so remitted on or before a Certificate Account Deposit Date is less than the Certificate Distribution Amount for the related Distribution Date previously calculated by Farmer Mac, Farmer Mac is required by the Trust Agreement to provide to the Trustee an Officer's Certificate stating (i) the amount of such insufficiency, (ii) whether Farmer Mac has determined that funds will be available to it on such Distribution Date in an amount sufficient to cure such insufficiency pursuant to its guarantee of the related Certificates without the necessity of borrowing from the United States Treasury and (iii) in the event the response to (ii) above is in the negative, attaching to such Officer's Certificate a copy of the certification furnished to the Secretary of the Treasury requesting that funds in the necessary amount be made available to Farmer Mac on or before such Distribution Date for purposes of satisfying its guarantee obligations.

   Amounts on deposit in the Certificate Account on a Distribution Date for a Series will be withdrawn by Farmer Mac in the amount required, to the extent funds are available therefor for application as follows:

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




   (i) towards the distribution to Certificateholders in federal funds of the Certificate Distribution Amount for such Distribution Date;

   (ii) to the reimbursement to Farmer Mac of any amount previously paid by it in respect of such Series pursuant to its guarantee of the related Certificates;

   (iii) to the payment of any portion of the Guarantee Fee for such Distribution Date or any prior Distribution Date which has not otherwise been paid; and

   (iv) to the payment to Farmer Mac of any amounts remaining in the Certificate Account after the withdrawals referred to in clauses (i) through (iii) above, any such amounts being deemed to be payable to Farmer Mac as compensation for its master servicing activities and to the reimbursement of expenses incurred by it in connection therewith.

COLLECTION AND OTHER SERVICING PROCEDURES

  COLLECTION PROCEDURES

   Each Servicing Contract will provide that the Central Servicer will, consistent with the Guides, make reasonable efforts to collect all payments called for under the terms and provisions of the Qualified Loans. Consistent with the above, the Central Servicer may in its discretion waive, postpone, reschedule, modify or otherwise compromise the terms of payment of any Qualified Loan so long as any such waiver, postponement, rescheduling, modification or compromise is not inconsistent with the then current policies of Farmer Mac or customary practices in the agricultural real estate mortgage servicing industry. Any required adjustment to the payment schedule of any Qualified Loan as a result of the foregoing will not affect the computation of the amount due on the Certificates under the formula applicable thereto, subject to any exceptions set forth in the related Prospectus Supplement.

   As part of its servicing activities, the Central Servicer may, but is not required to, enforce any due-on-sale or due-on-encumbrance clause contained in any Mortgage Note or Mortgage, in accordance with the provisions of such Mortgage Note or Mortgage and in the best interests of the Certificateholders. In cases in which the Mortgaged Property is to be conveyed to a person by a borrower and such person enters into an assumption agreement or a substitution agreement, pursuant to which a new borrower is substituted for the existing borrower, the Central Servicer is obligated to take reasonable steps (in conformity with applicable law and Farmer Mac's requirements) to assure that (i) the Qualified Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (ii) no material term including, but not limited to, the Mortgage Interest Rate and any term affecting the amount or timing of payment will be altered, nor will the term of the Qualified Loan be increased, and (iii) if the seller/transferor of the Mortgaged Property is to be released from liability on the Qualified Loan, such release will not adversely affect the collectability of the Qualified Loan.

  REALIZATION UPON DEFAULTED QUALIFIED LOANS

   Subject to the conditions set forth in the Servicing Contract, the Central Servicer is required to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Qualified Loans as come into and continue in default and as to which no arrangements consistent with the Guides have been made for collection of delinquent payments.

   Borrowers who do not wish to proceed through foreclosure may assign the deed of their Mortgaged Property to the Trust Fund with the consent of the Central Servicer. The Central Servicer will then take the appropriate steps to liquidate the property and pay off the Qualified Loan.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Qualified Loan, such Qualified Loan will be considered for purposes of calculation of amounts due on the Certificates under any formula applicable thereto to be an outstanding Qualified Loan held in the Trust Fund until such

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




time as the Mortgaged Property is sold and such Qualified Loan becomes a liquidated Qualified Loan. The Central Servicer is required to dispose of any Mortgaged Property in accordance with applicable local and environmental laws and, to the extent applicable, consistent with the status of the Trust as a REMIC.

  COMPENSATION AND PAYMENT OF EXPENSES

   The Central Servicer will receive a fee (the "Central Servicing Fee") payable out of the interest payments received on each Qualified Loan. The Trustee will receive a fee for services rendered in its capacity as Trustee, payable by Farmer Mac. The amount of such compensation with respect to the Certificates may decrease as the Qualified Loans amortize, and will be affected by principal prepayments on the Qualified Loans. In addition, Farmer Mac, as Master Servicer, may be entitled to compensation for its master servicing duties.

   The Central Servicer will be entitled to retain all assumption fees, late payment charges and other charges (other than, to the extent required to be distributed to Certificateholders, Prepayment Premiums or Yield Maintenance Charges), to the extent collected from borrowers and as described in the Servicing Contract, and may be entitled to retain any earnings on the investment of funds held by it pending remittance to Farmer Mac for deposit in the Certificate Account to the extent provided in the related Servicing Contract. The Central Servicer will also be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Qualified Loans including, under certain circumstances, reimbursement of expenditures incurred in connection with the preservation of the related Mortgaged Properties.

 CERTAIN MATTERS REGARDING FARMER MAC

   The Trust Agreement provides that Farmer Mac may not resign from its obligations and duties thereunder.

   The Trust Agreement will also provide that neither Farmer Mac nor the Depositor nor any of their respective directors, officers, employees or agents will be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, however, that neither Farmer Mac nor the Depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of willful disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither Farmer Mac nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their responsibilities under the Trust Agreement and which in their opinion may involve them in any expense or liability. Farmer Mac and the Depositor may, however, in their discretion undertake any such action which they may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder.

EVENTS OF DEFAULT

   Events of Default under the Trust Agreement will consist of (i) any failure by Farmer Mac to distribute to Holders of Certificates of any Class in the related Trust Fund any distribution required to be made under the terms of the related Trust Agreement (including, for this purpose, pursuant to the Farmer Mac Guarantee) which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Farmer Mac by the Trustee or to Farmer Mac and the Trustee by the Holders of Certificates of such Class having Certificate Balances or Notional Balances aggregating not less than 5% of the aggregate of the Certificate Balances or Notional Balances of all of the Certificates of such Class, (ii) failure on the part of Farmer Mac duly to observe or perform in any material respect any other of the covenants or agreements on the part of Farmer Mac in the Trust Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Farmer Mac and the Trustee by the Holders of Certificates of any Class in the related Trust Fund having Certificate Balances or Notional Balances aggregating not less than 25% of

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




the aggregate of the Certificate Balances or Notional Balances of all of the Certificates of such Class, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding Farmer Mac indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default remains unremedied, the Trustee or the Holders of Certificates of any Class in the related Trust Fund having Certificate Balances or Notional Balances aggregating not less than 25% of the aggregate of the Certificate Balances or notional amounts of such Class may (a) terminate all obligations and duties imposed upon Farmer Mac (other than its obligations under the Farmer Mac Guarantee) under the Trust Agreement, and (b) name and appoint a successor or successors to succeed to and assume all of such obligations and duties. Such actions shall be effected by notice in writing to Farmer Mac and shall become effective upon receipt of such notice by Farmer Mac and the acceptance of such appointment by such successor or successors. Because the Trustee is required to give notice to Farmer Mac of any failure to make a required distribution, the Holders' failure to give such notice will not result in a waiver of the remedies available upon default.

AMENDMENT

   The Trust Agreement may be amended by the respective parties thereto without the consent of any of the Holders of Certificates (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or (iii) to make any other provisions with respect to matters or questions arising under the Trust Agreement which are not materially inconsistent with the provisions thereof, provided that any such amendment described in this clause (iii) will not adversely affect in any material respect the interests of any Certificateholder.

   With the consent of the Holders of Certificates of each Class in the related Trust Fund having Certificate Balances and Notional Balances aggregating not less than 66% of the aggregate of the Certificate Balances or Notional Balances, as applicable, of all of the Certificates of such Class (i) compliance by Farmer Mac with any of the terms of the related Trust Agreement may be waived or (ii) Farmer Mac may enter into any supplemental agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or of modifying in any manner the rights of the Holders of the Certificates issued under such Trust Agreement; provided that no such waiver or supplemental agreement shall:

         (a) without the consent of all Certificateholders affected thereby reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate; or


         (b) without the consent of all Certificateholders (i) terminate or modify the Farmer Mac Guarantee with respect to the Certificates of such Series, or (ii) reduce the aforesaid percentages of Certificates, the Holders of which are required to consent to any waiver or any supplemental agreement.

Notwithstanding the foregoing, the Trustee will not be entitled to consent to any such amendment without having first received an Opinion of Counsel, to the extent applicable, to the effect that such amendment will not cause the Trust Fund to fail to qualify as a REMIC.

THE TRUSTEE

   The Trustee under each Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with Farmer Mac and its affiliates and with any Central Servicer and its affiliates.

DUTIES OF THE TRUSTEE

   The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Trust Asset or related document and is not accountable for the use or application by or on behalf of any Central Servicer or Farmer Mac of any funds paid to such Central Servicer or

Farmer Mac in respect of the Certificates or the Trust Assets, or deposited into or withdrawn from any Account or any other account by or on behalf of any Central Servicer or Farmer Mac. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

   The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Trust Fund for any loss or liability incurred without negligence or bad faith in connection with the Trustee's acceptance or administration of the trusts created by the related Trust Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

   The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Farmer Mac. Upon receiving such notice of resignation, Farmer Mac is required promptly to appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 90 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

   If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Farmer Mac may remove the Trustee and appoint a successor trustee.

   Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


          CERTAIN LEGAL ASPECTS OF QUALIFIED LOANS AND OTHER MATTERS

   The following discussion contains summaries of certain legal aspects of mortgage loans, including the Qualified Loans, that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Qualified Loans. Because Farmer Mac guarantees the timely payment of principal and interest on the Certificates to Holders, the impact of any adverse effects described in the summaries of certain legal aspects of the Qualified Loans below will not affect the Farmer Mac Guarantee or distributions to Holders.

GENERAL

   The Qualified Loans will be evidenced by promissory notes, collectively referred to as "Mortgage Notes," and secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the property subject to a Qualified Loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. Foreclosure of a mortgage is generally accomplished by judicial action. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property in a timely manner. Certain states have imposed statutory prohibitions which limit the reme dies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

   In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. The federal bankruptcy code also includes provisions under which a "family farmer with regular annual income" is permitted to file and obtain confirmation of a plan on an expedited basis, and protections for such debtors that are not available to other types of debtors. Federal bankruptcy laws and applicable state laws may also limit the ability to enforce any assignment by a borrower of rents and leases related to a Mortgaged Property.

   The Code provides priority to certain tax liens over the lien of a mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

BORROWER'S RIGHTS LAWS APPLICABLE TO AGRICULTURAL MORTGAGE LOANS

 FARM CREDIT ACT

   In general, borrowers with loans, including mortgage loans, from lenders which are institutions of the Farm Credit System, are entitled to certain rights under Sections 4.14, 4.14A, 4.14B, 4.14C and 4.37 of the Farm Credit Act of
1971, as amended (12 U.S.C. SectionSection 2001 et seq.) (the "Farm Credit Act"). These rights include restructuring and favorable treatment of certain borrower money held by the lender in case of the liquidation of the lender.
Section 8.9 of the Farm Credit Act provides that the rights as conferred under such Sections 4.14, 4.14A, 4.14B, 4.14C and 4.37 are not applicable to any Qualified Loan.

 CERTAIN STATE LAWS

   Certain states have enacted legislation granting certain rights to borrowers under agricultural mortgage loans. These rights may include, among others, restructuring of loans, mediation prior to foreclosure, moratoria on foreclosures or payments, access by a dispossessed borrower to previously planted crops, redemption provisions that are more favorable to farm borrowers than to other commercial borrowers and restrictions on disposition of agricultural property acquired through foreclosure. Section 8.6(b)(5) of the Farmer Mac Charter specifically provides that such rights apply to Qualified Loans. Section 8.6(b)(5) allows a Seller or Farmer Mac to require discounts or charge fees reasonably related to costs and expenses arising from such borrowers' rights provisions but prohibits a Seller or Farmer Mac from refusing to purchase such Qualified Loans.

   Sellers will represent and warrant in Sale Agreements that each Qualified Loan was originated in compliance with applicable state laws in all material respects and that no homestead exemption is available to the borrower unless the value of the portion of the Mortgaged Property not subject to a homestead exemption would result in a current loan-to-value ratio of not more than 70%.

ENVIRONMENTAL LEGISLATION

   Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or is deemed to have participated in the manage

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




ment or operation of a mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such Cleanup Costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Qualified Loan became the property of the Trust Fund in certain circumstances or if the Trust Fund is deemed to have participated in the management or operation of such property and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "State Environmental Lien"). All subsequent liens on such property are subordinated to such State Environmental Lien and, in some states, even prior recorded liens are subordinated to such State Environmental Liens. In the latter states, the security interest of the Trustee in a property that is subject to such a State Environmental Lien could be adversely affected. The Servicing Contract provides that title to a Mortgaged Property securing a defaulted Qualified Loan shall not be taken by the Trust Fund if the Central Servicer determines that Cleanup Costs would exceed the potential recovery upon liquidation of such Qualified Loan.

ENFORCEABILITY OF CERTAIN PROVISIONS

 GENERAL

   Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

 DUE-ON-SALE CLAUSES

   Some or all of the Qualified Loans in a Trust Fund, as set forth in the related Prospectus Supplement, may contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. Federal legislation that overrides state laws restricting the enforceability of due-on-sale clauses applies only to mortgage loans secured by a residence occupied by the borrower. Similar state laws may restrict the enforceability of any due-on-encumbrance provisions contained in the Qualified Loans.

   Any inability to enforce a due-on-sale clause may result in a Qualified Loan bearing an interest rate below the current market rate being assumed by a new purchaser of the Mortgaged Property rather than being paid off, which may have an impact upon the average life of the Qualified Loans and the number of Qualified Loans which may be outstanding until maturity.

APPLICABILITY OF USURY LAWS

   Section 8.12(d) of the Farmer Mac Charter expressly excludes all Qualified Loans purchased by the Depositor within 180 days of such Qualified Loan's date of origination from any provision of the constitution or law of any state which expressly limits the rate or amount of interest, discount points, financial charges, or other charges, including Yield Maintenance Charges and Prepayment Premiums, that may be charged, taken, received, or reserved.

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




                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates is based on the advice of Brown & Wood, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. Brown & Wood will deliver an opinion to the Depositor that the information set forth under this caption, "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

   The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

   If a REMIC election is not made, Brown & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"). In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

   Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Qualified Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Qualified Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

   Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Qualified Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Central Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Central Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into ac count its pro rata share of income and deductions as and when collected by or paid to the Central Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Central Servicer, whichever is earlier. If the servicing fees paid to the Central Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Central Servicer (or any person to whom the Central Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Qualified Assets. The Qualified Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

         As to each Series of Certificates Brown & Wood will have advised the Depositor that:

         (i) a Grantor Trust Certificate owned by a financial institution described in Code Section 593(a) representing principal and interest payments on Qualified Assets will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d) and the Treasury regulations under Code Section 593, to the extent that the Qualified Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

         (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Qualified Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Qualified Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Qualified Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

         (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] ... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

   Stripped Bonds and Coupons. Certain Trust Funds may consist of Farmer Mac Guaranteed Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

   Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Qualified Asset based on each Qualified Asset's relative fair market value, so that such holder's undivided interest in each Qualified Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Qualified Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Qualified Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

   If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Qualified Loan (or an underlying mortgage loan with respect to a Qualified Asset) prepays in full, equal to the difference

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




between the portion of the prepaid principal amount of such Qualified Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Qualified Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Qualified Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "-- Multiple Classes of Grantor Trust Certificates -- Accrual of Original Issue Discount" below.

   Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Qualified Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Qualified Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Qualified Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of

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




prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

   A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Regular Certificates -- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

   Prepayment Premiums and Yield Maintenance Charges. The portion of any Prepayment Premium or Yield Maintenance Charge received by any Holder in excess of the Holder's basis allocable to the Qualified Loan which is being prepaid may be treated as short-term or long-term capital gain. Generally, prepayment premiums, to the extent passed through as distributions, are treated as producing capital gain rather than ordinary income for investors that hold a debt security as a capital asset. The holding period for long-term capital gain is one year for the Certificates. Holders should consult their tax advisors regarding the taxable status of such Prepayment Premiums or Yield Maintenance Charges.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

   1. Stripped Bonds and Stripped Coupons

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Qualified Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

   Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Qualified Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Qualified Asset by Qualified Asset basis, which could result in some Qualified Assets being treated as having more than 100 basis points of interest stripped off. See "-- Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates -- Stripped Bonds and Stripped Coupons" herein.

   Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Qualified Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Qualified Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "-- Non-REMIC Certificates" and "-- Single Class of Grantor Trust Certificates -- Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Qualified Assets as market discount rather than OID if either (i) the amount of OID with respect to the Qualified Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Qualified Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

   The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Qualified Asset. However, based on the recent IRS guidance, it appears that all payments from a Qualified Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Qualified Asset would be included in the Qualified Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

   It is unclear under what circumstances, if any, the prepayment of Qualified Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Qualified Assets, or if no prepayment assumption is used, then when a Qualified Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Qualified Asset.

   Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

   Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Qualified Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Qualified Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, should be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d), and "real estate assets" within the meaning of Code
Section 856(c)(5)(A), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Qualified Assets and interest on such Qualified Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characteriza

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




tion of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] ... which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

   2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

   The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Qualified Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Qualified Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Qualified Assets other than Qualified Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "-- Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. The holder of a Certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

   Under the Code, the Qualified Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Qualified Asset's stated redemption price at maturity over its issue price. The issue price of a Qualified Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Qualified Asset is the sum of all payments to be made on such Qualified Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "-- Accrual of Original Issue Discount," will utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

   Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and
(b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Qualified Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Qualified Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Qualified Asset (i.e. points) will be includible by such holder. Other original issue discount on the Qualified Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

   3. Grantor Trust Certificates Representing Interests in ARM Loans

   The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "-- Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

   Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

   Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust

Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

   Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

   Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Qualified Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or
(ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Qualified Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Qualified Assets of where the Mortgagor is not a natural person in order to qualify for the exemption from withholding.

   As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

   The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICS

   The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "-- Taxation of Owners of REMIC Residual Certificates" and "-- Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certifi

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




cates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a Trust Fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Trust Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sale class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

   A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

   In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Qualified Assets held pending distribution on the REMIC Certificates will be considered to be qualifying real property loans for purposes of Code Section 593(d)(1) and real estate assets for purposes of Code Section 856(c).

   Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Trust Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

   Only REMIC Certificates issued by the Master REMIC and the residual interest in the Subsidiary REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "qualifying real property loans" under Section 593(d) of the Code; (ii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

   General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with

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




OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

   Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

   In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

   Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

   Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose,

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




the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

   The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Qualified Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations proposed on April 8, 1986, with respect to original issue discount should apply to such Certificates. Under those rules, a Super-Premium Certificate would not be required to report income on the basis of a yield based on the Prepayment Assumption, but rather would use a yield equal to the applicable Federal rate (which is an average yield on Treasury obligations), until the initial price of the respective Super-Premium Certificate is fully recovered. The IRS recently proposed and then withdrew a revised set of proposed contingent payment regulations which differed substantially from the contingent payment regulations proposed in 1986. The proposed regulations regarding contingent interest have not been adopted in final form and may not currently be relied upon. If the Super Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those Certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "-- Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "-- Taxation of Owners of REMIC Regular Certificates -- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

   Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than any REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "-- REMIC Regular Certificates -- Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

   Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the

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




disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

   A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

   Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Some interest based on a variable rate may constitute contingent interest. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,
(i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
"qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates " that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

   The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

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




   The IRS recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as REMIC Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6).

   Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Qualified Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates. As stated above, the Contingent Regulations do not apply to debt instruments such as the REMIC Regular Certificates.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- REMIC Regular Certificates -- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

   Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

   Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the

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time of such  payment.  The amount of accrued  market  discount  for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

   A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment.

   Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

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




   Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "-- Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

   Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

   The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

   The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

   Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

   Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

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




   Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

   Prepayment Premiums and Yield Maintenance Charges. The portion of any Prepayment Premium or Yield Maintenance Charge received by any Holder in excess of the Holder's basis allocable to the Qualified Loan which is being prepaid may be treated as short-term or long-term capital gain. Generally, premiums or charges to the extent passed through as distributions, are treated as producing capital gain rather than ordinary income for investors that hold a debt security as a capital asset. It is unclear under the REMIC Regulations whether such portion will be treated as capital gain or additional interest. The holding period for long-term capital gain is one year for the Certificates. Holders should consult their tax advisors regarding the taxable status of such Prepayment Premiums or Yield Maintenance Charges.

   Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

   Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

   Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

   Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "-- Prohibited Transactions and Other Taxes" below. Instead, each original

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




holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

   A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Qualified Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

   A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "-- Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

   Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Qualified Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "-- Taxation of Owners of REMIC Regular Certificates -- Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Qualified Loans, reduced by amortization of any premium on the Qualified Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Qualified Assets may differ from the time of the actual loss on the Qualified Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Qualified Loans, other administrative expenses of the REMIC and realized losses on the Qualified Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Qualified Assets and other assets of the REMIC in proportion to their respective fair market value. A Qualified Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Qualified Assets. Premium on any Qualified Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Qualified Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

   The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

   A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "-- Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

   Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

   Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS recently released proposed regulations (the "Proposed Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked-to-market. The Proposed Mark-to-Market Regulations change the temporary regulations which allowed a Residual Certificate to be marked-to-market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

   Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

   In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

   Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;
(ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "-- Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "-- Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the REMIC Residual Certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

   Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

   As an exception to the general rule described above, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as excess inclusions if the REMIC
Residual Certificates in the aggregate are considered not to have "significant value." Under the REMIC Regulations, REMIC Residual Certificateholders that are thrift institutions described in Code Section 593 can offset excess inclusions with unrelated deductions, losses and loss carryovers provided the REMIC Residual Certificates have "significant value". For purposes of applying this rule, thrift institutions that are members of an affiliated group filing a consolidated return, together with their subsidiaries formed to issue REMICs, are treated as separate corporations. REMIC Residual Certificates have "significant value" if: (i) the REMIC Residual Certificates have an aggregate issue price that is at least equal to 2% of the aggregate issue price of all REMIC Residual Certificates and REMIC Regular Certificates with respect to the REMIC and (ii) the anticipated weighted average life of the REMIC Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC based on the anticipated principal payments to be received with respect thereto (using the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents), except that all anticipated distributions are to be used to calculate the weighted average life of REMIC Regular Certificates that are not entitled to any principal payments or are entitled to a disproportionately small principal amount relative to interest payments thereon and all anticipated distributions are to be used to calculate the weighted average life of the REMIC Residual Certificates. The principal amount will be considered disproportionately small if the issue price of the REMIC Residual Certificates exceeds 125% of their initial principal amount. Finally, an ordering rule under the REMIC Regulations provides that a thrift institution may only offset its excess inclusion income with deductions after it has first applied its deductions against income that is not excess inclusion income.

   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

   Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

   Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset.

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However,  REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

   Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

   The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Qualified Asset, the receipt of income from a source other than a Qualified Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Qualified Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

   In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

   Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Central Servicer's, Trustee's or Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Central Servicer, Trustee or Seller, as the case may be, out of its own funds or
(ii) the Seller's obligation to repurchase a Qualified Loan, such tax will be borne by the Seller. In the event that such Master Servicer, Central Servicer, Trustee or Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will be covered under the Farmer Mac Guarantee.

LIQUIDATION AND TERMINATION

   If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

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   The REMIC  will  terminate  shortly  following  the  retirement  of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

   Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

   Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

   Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "-- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS -- NON-U.S. PERSONS

   Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "-- Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "-- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "-- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "-- Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

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




   REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

   Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

   A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under proposed legislation, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

   In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

   Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment

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




or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

   Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

   Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

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                            STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                              ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain restrictions on employee benefit plans and certain other retirement arrangements subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the requirements of ERISA, and assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. If the assets of a Trust Fund were deemed to be plan assets, (i) the prudence standards and other provisions of Title I of ERISA applicable to investments by Plans and their fiduciaries would extend (as to all fiduciaries) to all assets of the Trust Fund and (ii) transactions involving the assets of the Trust Fund and parties in interest or disqualified persons with respect to such plans might be prohibited under ERISA Section 406 and Code Section 4975 unless an exemption is applicable. Under ERISA, parties in interest include, among others, fiduciaries, service providers and employers whose employees are covered by a Plan.

   A fiduciary with respect to a Plan is a person who (i) exercises any discretionary authority or discretionary control respecting management of a Plan or exercises any authority or control respecting management or disposition of its assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of such Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of such Plan.

   In considering an investment in the Certificates, a fiduciary should consider
(i) whether the investment is prudent and in accordance with the documents and instruments governing the Plan and is appropriate for the Plan in light of the Plan's investment portfolio taken as a whole, (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of Title I of ERISA, and (iii) in the case of a Plan described in Code Section 401(a) ("Qualified Plan") or an individual retirement account ("IRA") whether the investment will result in unrelated business taxable income to the Qualified Plan or IRA.

PLAN ASSETS

   ERISA standards of conduct are imposed on parties, such as fiduciaries, who have authority to deal with "plan assets." Final regulations defining plan assets in the context of plan investments in other entities have been issued by the Department of Labor ("Final Regulations"). The Final Regulations set forth the general rule that, when a Plan (which term shall include for purposes of this discussion Qualified Plans, IRAs and any other plan described in Code
Section 4975 (a "Code Section 4975 Plan") invests in another entity, the Plan's assets include its investment, but do not, solely by reason of such investment, include any of the underlying assets of the entity. The general rule does not apply, however, if a Plan acquires an equity interest in an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940. If the general rule does not apply, a Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that (i) the entity is an operating company or

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(ii)  equity  participation  in the  entity by  benefit  plan  investors  is not significant. Equity participation in the Trust would be considered significant if immediately after the most recent acquisition of any equity interest, 25% or more of the value of any class of equity interests in the Trust is held by Plan investors.

   In addition, the Final Regulations provide that where a Plan acquires a guaranteed government mortgage pool certificate, the Plan's assets include the certificate and all of its rights with respect to such certificate under applicable law, but do not, solely by reason of the Plan's holding of such certificate, include any of the mortgages underlying such certificate. The term "guaranteed governmental mortgage pool certificate" is defined as a certificate backed by, or evidencing an interest in, specified mortgages or participation interests therein, and with respect to which interest and principal payable pursuant to the certificate is guaranteed by the United States or an agency or instrumentality thereof. Although the Certificates may satisfy the governmental mortgage pool exemption set forth in the Final Regulations, no assurance can be given that the Department of Labor or any other authority would concur with such analysis.

   A "publicly-offered security" is one that is freely transferable, part of a class of securities that is widely held and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold as part of an offering of securities to the public pursuant to an effective registration statement under the 1933 Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or a later time as permitted by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. A class of securities is widely held only if it is a class of securities that is owned by 100 or more investors independent of the issuer and one another. It is unlikely that the Certificates offered hereby will be considered to be publicly-offered securities.

PROHIBITED TRANSACTIONS

   A broad range of transactions between parties-in-interest and Plans are prohibited by ERISA. The acquisition of a Certificate by a Plan subject to ERISA or Code Section 4975 could result in prohibited transactions or other violations of the fiduciary responsibility provisions of ERISA and Code Section 4975. Certain exemptions from the prohibited transaction rules could be applicable, depending in part upon the type and circumstances of the Plan fiduciary making the decision to acquire a Certificate.

   Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") generally exempts from the application of the prohibited transaction rules transactions relating to the operation of a "mortgage pool" and the purchase, sale, and holding of "mortgage pool pass-through certificates," provided that certain conditions set forth in PTCE 83-1 are satisfied. The term "mortgage pool pass-through certificate" is defined in PTCE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payments of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." The term "mortgage pool" is defined as an investment pool the corpus of which is held in trust and consists solely of (i) interest bearing obligations secured by either first or second mortgages or deeds of trust on single-family residential property, (ii) property which had secured such obligations and which had been acquired by foreclosure, and (iii) undistributed cash. Single-family, residential property is non-farm property comprising one to four dwelling units, including condominiums. It appears that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would not include Certificates.

   If for this or any other reasons PTCE 83-1 does not provide an exemption for a particular Plan desiring to invest in the Certificates, one of five other prohibited transaction class exemptions issued by the Department of Labor might apply, i.e., PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan desiring to invest in the Certificates or, even if it were to apply, that the exemption would apply to all transactions involving the Pool.

   Before purchasing any Certificates, a Plan fiduciary should determine whether any ERISA prohibited transaction exemption is applicable.

   Special caution should be exercised before the assets of a Plan are used to purchase a Certificate in circumstances where an affiliate of the Seller, the Originator, the Central Servicer, or the Trustee either: (a) has investment discretion with respect to the investment of such assets of such Plan or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan taking into consideration the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

   The Certificates offered by the related Prospectus Supplements may be (i) issued to Sellers or Originators in exchange for Qualified Loans or (ii) sold either directly or to underwriters for immediate resale in a public offering. The Prospectus Supplement for each Series of Certificates will set forth the method of distribution, and, in the case of any sale to underwriters, will additionally set forth the terms of the offering of the Certificates of such Series offered thereby, including the name or names of the underwriters, the purchase price of such Certificates, the proceeds from such sale, and, in the case of an underwritten fixed price offering, the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers.

   The Certificates of a Series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent and such underwriters will be severally obligated to purchase all of the Certificates of a Series offered by the Prospectus Supplement for such Series if any are purchased. If the Certificates of a Series are offered other than through underwriters, the Prospectus Supplement for such Series will contain information regarding the nature of such offering and any agreements to be entered into with respect to the purchase of such Certificates.

   The place and time of delivery for the Certificates of a Series in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement for such Series.

                                LEGAL INVESTMENT

   The Certificates will constitute securities guaranteed by Farmer Mac for purposes of the Farmer Mac Charter and, as such, will, by statute, be legal investments for any persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or (except as indicated below) of any State (including the District of Columbia and Puerto Rico) to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under the Farmer Mac Charter, if a State enacted legislation prior to January 6, 1996 specifically limiting the legal investment authority of any state-chartered entities with respect to Farmer Mac guaranteed securities, such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Farmer Mac is unaware of any state that has enacted such legislation prior to the deadline therefor in the Farmer Mac Charter.

   The Farmer Mac Charter thus allows federal savings and loan associations and federal savings banks to invest in Farmer Mac guaranteed securities without limitation as to the percentage of their assets represented thereby; federal credit unions to invest in Farmer Mac guaranteed securities without limitation as to percentage of capital and surplus; and allows national banks to purchase Farmer Mac guaranteed securities for their own account without regard to the limitation generally applicable to investment securities set forth in 12 U.S.C. Section24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In addition, on July 9, 1990, the Comptroller of the Currency issued an interpretation that Farmer Mac guaranteed securities of the type offered hereby are eligible for dealing in and underwriting by national banks.

   Relevant regulatory authorities may impose administrative restrictions on investment in Certificates with special characteristics, such as interest only and principal only certificates.

   Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                            INDEX OF PRINCIPAL TERMS

   Unless the context indicates otherwise, the following capitalized terms shall have the meanings set forth on the pages indicated below:

                                                      PAGE
                                                     -------
1933 Act.........................................      22
1986 Act.........................................      44
1991 Act.........................................      22
1996 Amendment...................................       5
Accounts.........................................      31
Accrual Certificates.............................    9,23
Accrual Period...................................      50
Accrued Certificate Interest.....................      24
Adjusted Issue Price.............................      45
Advance..........................................   11,25
Agreements.......................................      29
Agricultural Real Estate.........................       6
AMBS.............................................     1,5
AMBS Information.................................       3
Applicable Amount................................      57
Appraisal Standards..............................      15
ARM Loans........................................   17,44
Balloon Payments.................................       7
Beneficial Owners................................      27
Book-Entry Certificates..........................      23
Borrower.........................................      18
Central Servicer.................................       5
Central Servicing Fee............................      34
Certificate Account..............................      32
Certificate Account Deposit Date.................      32
Certificate Balance..............................    9,24
Certificateholders...............................   15,27
Certificates.....................................     1,5
Class............................................       2
Cleanup Costs....................................      38
Closing Date.....................................      48
Code.............................................      11
Code Section 4975 Plan...........................      63
Collection Account...............................      31
Commission.......................................       3
Contingent Regulations...........................      51

                                67






                                                        PAGE
                                                       -------
Contributions Tax................................         59
CPR..............................................         21
Cut-off Date.....................................         10
Deferred Interest................................         45
Definitive Certificates..........................      23,28
Depository.......................................         26
Determination Date...............................         23
Disqualified Organizations.......................         61
Distribution Date................................         10
Eligible Depository..............................         31
Eligible Investment..............................         31
ERISA............................................         63
Excess inclusion.................................         57
Excess servicing.................................         43
Exchange Act.....................................          3
Farmer Mac.......................................     1,5,21
Farmer Mac Charter...............................       5,21
Farmer Mac Guarantee.............................          1
FCA..............................................         22
Fed System.......................................         26
Final Regulations................................         63
Grantor Trust Certificates.......................         11
Guaranteed Governmental Mortgage Pool
Certificate......................................         64
Guaranteed Portion...............................     1,6,18
Guides...........................................          6
Holders..........................................         27
Indirect Participants............................         27
Insurance Proceeds...............................         31
IRA..............................................         63
IRS..............................................         41
Legislative History..............................         44
Liquidation Proceeds.............................         31
Master REMIC.....................................         47
Master Servicer..................................          5
Mortgage Interest Rate...........................          6
Mortgaged Notes..................................         36
Mortgaged Pool...................................         64
Mortgage Pool Pass-Through Certificates .........         64
Mortgaged Properties.............................          6
OID..............................................      39,41

                                68






                                                      PAGE
                                                   ----------
OID Regulations..................................      41
Originator.......................................      22
Owner............................................      18
Participants.....................................      27
Parties in interest..............................      63
Pass-Through entity..............................      61
Pass-Through Rate................................    9,24
Payment Lag Certificates.........................      53
phantom income...................................      55
Plans............................................      63
Pool.............................................       1
pre-issuance accrued interest....................      53
Prepayment ......................................      21
Prepayment Assumption............................      44
Prohibited Transactions Tax......................      59
Proposed Mark-to-Market Regulations..............      57
PTCE 83-1........................................      64
Publicly-Offered Security........................      64
Purchase Price...................................      30
QMBS.............................................     1,6
QMBS Agreement...................................      17
QMBS Issuer......................................      17
QMBS Servicer....................................      17
QMBS Trustee.....................................      17
Qualified Assets.................................       1
Qualified Loans..................................     1,5
Qualified Loan Pool..............................      10
Qualified Mortgage...............................      47
Qualified Plan...................................      63
Record Date......................................      23
Related Proceeds.................................      25
REMIC............................................      11
REMIC Certificates...............................      47
REMIC Regular Certificateholders.................      48
REMIC Regular Certificates.......................   11,47
REMIC Regulations................................      39
REMIC Residual Certificateholder.................      54
REMIC Residual Certificates......................   11,47
REO Proceeds.....................................      31
Sale Agreement...................................       9







                                69






                                                      PAGE
                                                   ----------
Secretary's Guarantee............................     18
Sellers..........................................      9
Series...........................................      1
State Environmental Lien.........................     38
Stripped ARM Obligations.........................     45
Stripped Bond Certificates.......................     42
Stripped Coupon Certificates.....................     42
Stripped Interest Certificates...................   9,23
Stripped Principal Certificates..................   9,23
Subsidiary REMIC.................................     47
Super-Premium Certificates.......................     49
System Institution...............................     22
Trust Assets.....................................      2
Trust Fund.......................................      1
Trust Fund AMBS..................................      6
Trustee..........................................      5
UCC..............................................     27
Underwriting Standards...........................     15
Unguaranteed Portion.............................     18
U.S. Person......................................     46
Yield Maintenance Charge.........................   7,14


================================================================================

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any s$15,936,400r solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                 --------------

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                          Page

Summary of Terms
Risk Factors ............................................................   S-7
Description  of  the Qualified Loans ....................................   S-7
Description of the Certificates .........................................   S-8
Farmer Mac Guarantee ....................................................   S-11
Outstanding Guarantees ..................................................   S-12
Yield, Prepayment and Maturity Considerations ...........................   S-12
Description  of the Agreements...........................................   S-14
The Depositor ...........................................................   S-15
Certain Federal Income Tax Consequences .................................   S-15
ERISA Considerations ....................................................   S-16
Legal Investment ........................................................   S-16
Method of Distribution ..................................................   S-17
Incorporation of Certain Documents by Reference .........................   S-17
Experts .................................................................   S-17
Legal Matters............................................................   S-18
Index of Principal Terms.................................................   S-19
Annex I: Description of the Qualified Loan Pools ........................   A-1

                                   PROSPECTUS
Prospectus Supplement ...................................................      2
Available Information ...................................................      3
Incorporation of Certain Documents by Reference .........................      4
Summary of Prospectus ...................................................      5
Risk Factors ............................................................     13
 Description of the Trust Funds .........................................     15
Use of Proceeds .........................................................     19
Yield Considerations ....................................................     19
The Depositor ...........................................................     21
Federal Agricultural Mortgage Corporation ...............................     21
Description of the Certificates .........................................     23
Description of the Agreements ...........................................     29
Certain Legal Aspects of Qualified Loans and Other Matters ..............     36
Certain Federal Income Tax Consequences .................................     39
State Tax Considerations ................................................     63
ERISA Considerations ....................................................     63
Method of Distribution ..................................................     65
Legal Investment ........................................................     65
Index of Principal Terms ................................................     67

                                 --------------

   Until 90 days after the date of this Prospectus Supplement, all de alers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
================================================================================

================================================================================






                                   $15,936,400





                                   FARMER MAC



                            GUARANTEED AGRICULTURAL
                                MORTGAGE-BACKED
                                   SECURITIES







                              FEDERAL AGRICULTURAL
                              MORTGAGE CORPORATION




                             ----------------------

                             PROSPECTUCS SUPPLEMENT

                             ----------------------



                            BEAR, STEARNS & CO. INC.




                               November 21, 1996


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